- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                  FORM 8-K/A-2

               CURRENT REPORT PURSUANT To SECTION 13 OR 15 (d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                  July 21, 1995
- ------------------------------------------------                  -------------




                             MAGNUM PETROLEUM, INC.
             (Exact name of Registrant as specified in its Charter)




        Nevada                         1-12508                  87-0462881
(State of Incorporation)       (Commission File Number)      (I.R.S. Employer
                                                            Identification No.)



          41-625 Eclectic Way, Suite G-1, Palm Desert, California 92211
               (Address of principal executive offices) (Zip Code)

                46-600 Cook Street, Suite 160, Palm Desert, California
                   (Former address changed since last report)

                                 (619) 341-1520
              (Registrant's telephone number, including area code)



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

        Page 1 of 56 pages contained in the sequential numbering system.

CURRENT REPORT OF EVENTS

Item 2.  Acquisition of Assets.
- -------  ----------------------
Magnum Petroleum, Inc., (the "Registrant") executed on July 21, 1995, a definitive agreement (the "Original Agreement") to acquire all of the assets, subject to the existing liabilities, of Hunter Resources, Inc. ("Hunter") [Commission File No.1- 1705]. Pursuant to the Original Agreement and on the date it was executed, the Registrant issued to Hunter 2,750,000 shares of its restricted common stock as consideration for the assets acquired. Under the terms of the Original Agreement, approval of the transaction was subject to Hunter's shareholders approval. On December 19, 1995 to be effective December 22, 1995, the Registrant completed the acquisition under a revised definitive agreement executed by voting shareholders owning in excess of 50 per cent of the outstanding shares of Hunter. Under the terms of the revised agreement, the Registrant issued an additional 2,335,077 shares of restricted common stock and 111,825 shares of its Series C preferred stock to Hunter. Collectively, the common stock and preferred stock issued in the acquisition are referred herein as the "Magnum Shares".

On July 7, 1995, the Registrant entered into a letter of intent (the "Letter") to exchange the Magnum Shares for all the assets of Hunter, subject to the associated liabilities, and filed a Form 8-K with respect thereto, with the Commission. The Letter required that the Original Agreement be approved by Hunter shareholders and the board of directors of each of the two companies. On July 21, 1995, the Board approval was received from each board of directors, the Original Agreement was signed, the Registrant issued the shares provided for under the Original Agreement to Hunter, and Hunter assigned all its assets, subject to the associated liabilities, to the Registrant. On December 19, 1995 to be effective December 22, 1995, the Registrant completed the acquisition under a revised definitive agreement executed by voting shareholders owning in excess of 50 per cent of the outstanding shares of Hunter. Under the terms of the revised agreement, the Registrant issued an additional 2,335,077 shares of restricted common stock and 111,825 shares of its Series C preferred stock to Hunter. Hunter's assets consisted of stock in wholly owned subsidiaries and stock ownership interests in Limited Liability Companies (the "Hunter Subsidiaries"). The Hunter Subsidiaries are engaged in four principal activities enumerated as follows:

          1) the acquisition, production and sale of crude oil, condensate and natural gas;
          2)   the gathering, transmission, and marketing of natural gas;
          3)   managing and operating  producing oil and natural gas properties;
               and
          4) providing consulting and exporting services to facilitate the export of energy products from the United States to Latin America.

The Registrant intends that the Hunter Subsidiaries will continue to operate in a manner similar to that conducted by Hunter.

In negotiating the number of Magnum Shares to be issued by the Registrant to Hunter for the acquisition of the Hunter Subsidiaries, consideration was given to the value of the assets of each of the Hunter Subsidiaries, the proved oil and gas reserves of the Hunter Subsidiaries (as applicable), and the market value of the Registrant's common shares, prior to the commencement of negotiations through the date that the Letter was signed.

The Magnum Shares issued to Hunter represent approximately 44% of the Registrant's common stock currently outstanding. After formal shareholder approval and registration of the Magnum Shares, Hunter intends to liquidate and distribute the Magnum Shares to Hunter shareholders, which number approximately 3,300 of record. After completion of the acquisition, every 3.916 shares of Hunter's common stock will be exchanged for one of the Magnum Shares. Gary C. Evans, Hunter's president and chief executive officer, will own, beneficially or of record, approximately 14.75% of the Registrant's common stock and 17.89% of its Series C Preferred stock after the Magnum Shares have been distributed to the Hunter shareholders.

After execution of the Agreement, Lloyd T. Rochford, the current President, Chief Executive and Financial Officer, and Chairman of the board of directors of Registrant, resigned as an officer and remained as Chairman. Hunter's officers appointed to the board were Matthew C. Lutz as Vice Chairman and Gary C. Evans. Hunter directors James E. Upfield, Gerald Bolfing and Oscar Lindenmann were also appointed to the board. The Registrant appointed Mr. Evans President and Chief Executive Officer. Mr. Lutz was appointed Exploration and Business Development Manager and William C. Jones was appointed Secretary.

Item 7.  Financial Statements and Exhibits

a]        Financial Statements of Businesses Acquired:

          Accountants'  Report of  Hein+Associates  LLP,  dated  April 14,  1995
               Audited Consolidated Balance Sheet of Hunter Resources, Inc. and Subsidiaries as of December, 1994
          Audited  Consolidated  Statements of Operations for Hunter  Resources,
               Inc. and Subsidiaries for the Years Ended December 31, 1994 and 1993
          Audited  Consolidated  Statements of  Stockholders'  Equity for Hunter
               Resources, Inc. and Subsidiaries for the Years Ended December 31, 1994 and 1993
          Audited  Consolidated  Statements of Cash Flows for Hunter  Resources,
               Inc. and Subsidiaries for the Years Ended December 31, 1994 and 1993


          Unaudited  Consolidated  Balance Sheet of Hunter  Resources,  Inc. and
               Subsidiaries as of September 30, 1995
          Unaudited Consolidated  Statements of Operations for Hunter Resources,
               Inc. and Subsidiaries for the Quarters and Nine Months Ended September 30, 1995 and 1994
          Unaudited Consolidated  Statements of Cash Flows for Hunter Resources,
               Inc. and Subsidiaries for the Quarters and Nine Months Ended September 30, 1995 and 1994

b]        Pro Forma Financial Information:

          Consolidated Pro Forma Financial Information (unaudited)
          Consolidated Pro Forma Balance Sheet at September 30, 1995 (unaudited) Consolidated Pro Forma Statement of Operations For the Twelve Months
               Ended December 31, 1994 (unaudited)
          Consolidated Pro Forma  Statement  of  Operations  For the Nine Months
               Ended September 30, 1995 (unaudited)
          Notes to Pro Forma Consolidated Statements of Operations (unaudited)

c]        Restated Consolidated Financial Statements:

          Accountants'  Report of  HANSEN,  BARNETT &  MAXWELL,  a  Professional
               Corporation, dated March 26, 1995, except for Note 2, as to which the date is September 29, 1995
          Audited Restated Consolidated Balance Sheet of Magnum Petroleum,  Inc.
               and Subsidiary as of December 31, 1994 and Unaudited Consolidated Balance Sheet of Magnum Petroleum, Inc. and Subsidiary as of September 30, 1995
          Audited  Consolidated  Statements of Operations for Magnum  Petroleum,
               Inc. and Subsidiary for the Years Ended December 31, 1994 and 1993 and Unaudited Consolidated Statements of Operations for Magnum Petroleum, Inc. and Subsidiary for the Nine Months Ended September 30, 1995 and 1994
          Audited  Consolidated  Statements of  Stockholders'  Equity for Magnum
               Petroleum, Inc. and Subsidiary for the Years Ended December 31, 1994 and 1993 and Unaudited
          Consolidated Statements of Stockholders'  Equity for Magnum Petroleum,
               Inc. and Subsidiary for the Nine Months Ended September 30, 1995 Audited Consolidated Statements of Cash Flows for Magnum Petroleum,
               Inc. and Subsidiary for the Years Ended December 31, 1994 and 1993 and Unaudited
          Consolidated  Statements of Cash Flows for Magnum Petroleum,  Inc. and
               Subsidiary for the Nine Months Ended September 30, 1995
d]        Exhibits:
                                                         Sequential
                                                         Page Number or Location
                                                         -----------------------
          Agreement and Plan of Reorganization and
               Plan of Liquidation dated July  21,1995              *


          Amendment to Agreement and Plan of Reorganization
               and Plan of Liquidation dated December 19, 1995.     **


* Incorporated by reference to Form 8-K/A dated July 21, 1995, filed on October 3, 1995.

** Incorporated by reference to Registration Statement on Form S-4 filed on March 12, 1996.

                                   SIGNATURES


Pursuant to the requirements of Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




DATED: September 9, 1996                                 MAGNUM PETROLEUM, INC.



                                                         BY: /s/  Gary C. Evans
                                                             -------------------
                                                             Gary C. Evans
                                                             President

                          Independent Auditor's Report



To the Shareholders and Board of Directors of Hunter Resources, Inc.


We have audited the consolidated balance sheet of Hunter Resources, Inc. and Subsidiaries as of December 31, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hunter Resources, Inc. and Subsidiaries as of December 31, 1994, and the consolidated results of their operations and their cash flows for the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.






HEIN + ASSOCIATES LLP
Certified Public Accountants

April 14, 1995
Dallas, Texas

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET


                   ASSETS                                                                                             December 31,
CURRENT ASSETS:                                                                                                           1994
                                                                                                               ---------------------
Cash                                                                                                           $         25,000
Notes and accounts receivable, net:  Trade (less allowance for doubtfut
                                                  accounts of $105,000)                                                 579,000
                                     Affiliates                                                                         124,000
Prepaids                                                                                                                 32,000
                                                                                                                  --------------
 TOTAL CURRENT ASSETS                                                                                                   760,000
                                                                                                                  --------------

PROPERTY AND EQUIPMENT:
Oil and gas properties, full cost method                                                                              6,874,000
Pipeline                                                                                                                699,000
Other property                                                                                                          216,000
                                                                                                                  --------------
                                                                                                                      7,789,000
Accumulated depreciation, depletion, amortization and impairment                                                     (4,713,000)
                                                                                                                  --------------
     PROPERTY AND EQUIPMENT, NET                                                                                      3,076,000
                                                                                                                  --------------
Excess of cost of investments in subsidiaries over net assets acquired, net                                           1,000,000
Accounts and notes receivable, net:  Trade                                                                                6,000
                                     Affiliates                                                                          86,000
Deposits and other assets                                                                                                 7,000
           TOTAL ASSETS                                                                                             $ 4,935,000
                                                                                                                  ==============


                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities                                                                            $   553,000
Suspended revenue interests                                                                                             675,000
Notes payable, current                                                                                                  311,000
                                                                                                                  --------------
     TOTAL CURRENT LIABILITIES                                                                                        1,539,000
Long-term debt, less current portion                                                                                    540,000
Other liabilitilies                                                                                                     114,000
                                                                                                                  --------------
     TOTAL LIABILITIES                                                                                                2,193,000
                                                                                                                  --------------
Commitments and contingencies (Notes 5 and 7)                                                                               -
STOCKHOLDERS' EQUITY:
Preferred stock, no par value; 1,000,000 shares authorized for each Class A,B,C;
    90,000 shares (Class A, Series 1) issued and outstanding                                                             90,000
Common stock,  $.10 par value; 100,000,000 shares authorized;
     17,466,000 shares issued and outstanding                                                                         1,747,000
Capital in excess of par value                                                                                        1,621,000
 Accumulated deficit                                                                                                   (706,000)
                                                                                                                  --------------
                                                                                                                      2,752,000
Less 22,000 shares of treasury stock at cost                                                                            (10,000)
                                                                                                                  --------------
      TOTAL STOCKHOLDERS' EQUITY                                                                                      2,742,000
                                                                                                                  --------------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                               $ 4,935,000
                                                                                                                  ==============



        The accompanying notes are an integral part of these statements.

                    HUNTER RESOURCES, INC. AND SUBSIDIAIRIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                         For the Years Ended
                                                                                                             December 31,
                                                                                                        1994             1993
                                                                                                   ---------------------------------
REVENUES:
Gas gathering and marketing                                                                       $    443,000     $    509,000
Oil and gas sales                                                                                      581,000          499,000
Oil field services and commissions                                                                   1,122,000          763,000
Interest                                                                                                26,000           26,000
Other                                                                                                  184,000          209,000
                                                                                                   ---------------------------------
 TOTAL REVENUES                                                                                      2,356,000        2,006,000
                                                                                                   ---------------------------------

  EXPENSES:
  Purchases of natural gas                                                                             262,000          295,000
  Pipeline operations                                                                                   76,000           92,000
  Lease operating                                                                                      412,000          300,000
  Cost of services                                                                                     654,000          376,000
  Depreciation, depletion,
     amortization and impairment                                                                       263,000          270,000
  General and administrative                                                                           513,000          602,000
  Interest                                                                                              44,000           39,000
  Legal settlement expenses                                                                            117,000              -
                                                                                                   ---------------------------------
 TOTAL EXPENSES                                                                                      2,341,000        1,974,000
                                                                                                   ---------------------------------


  INCOME BEFORE INCOME TAXES                                                                            15,000           32,000
  INCOME TAX BENEFIT                                                                                       -             54,000
                                                                                                   ---------------------------------
          NET INCOME (LOSS)                                                                             15,000           86,000
  PREFERRED DIVIDENDS                                                                                   (9,000)          (9,000)
                                                                                                   ---------------------------------
          NET INCOME (LOSS) APPLICABLE TO COMMON STOCK                                            $      6,000      $    77,000
                                                                                                   =================================

          NET INCOME (LOSS) PER SHARE                                                                      *                 *
                                                                                                   =================================
           (Primary and fully diluted)
           *Less than $.01 per share

        The accompanying notes are an integral part of these statements.



                                      8

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                              Preferred Stock          Common Stock         Capital in   Accumulated   Treasury Stock     Advances
                                                                             Excess of    Earnings                           to
                              Shares    Amount      Shares       Amount      Par Value   (Deficit)     Shares   Amount   Affiliates
                              ------    ------      ------       ------       ---------  ---------     ------   ------   ----------
BALANCE

DECEMBER 31, 1992             180,000   $180,000   15,298,000   $1,530,000   $1,427,000  ($789,000)     22,000  ($10,000)  ($60,000)
Net Income                                                                                  86,000
Preferred dividends                                                               9,000     (9,000)
Conversion of Preferred
Stock and issuance of
1992 preferred dividends      (90,000)   (90,000)   1,050,000      105,000      (15,000)
Stock issued for cash                                 100,000       10,000       12,000
Stock issued for liabilities                          118,000       12,000       24,000
Payments and advances
with affiliates, net                                                                                                         (4,000)

- ------------------------------------------------------------------------------------------------------------------------------------



DECEMBER 31, 1993              90,000     90,000   16,566,000    1,657,000    1,457,000   (712,000)     22,000   (10,000)   (64,000)
  Net Income                                                                                15,000
  Preferred dividends                                                             9,000     (9,000)
  Stock issued for liabilities                        241,000       24,000       36,000
  Stock issued for cash                               279,000       28,000       73,000
  Stock issued for services                           380,000       38,000       46,000
  Payments and advances
   with affiliates, net                                                                                                     (64,000)


- ------------------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 1994              90,000  $  90,000   17,466,000   $1,747,000   $1,621,000  ($706,000)     22,000 ($ 10,000)  $      0
                               ======   =========  ==========   ==========   ==========  ==========     ====== ==========  =========

         The accompanying notes are an integral part of these statements

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                         For the Years Ended December 31,
                                                                                 ---------------------------------------------------

                                                                                               1994                  1993
                                                                                               ----                  ----
 CASH FLOWS FROM OPERATING ACTIVITIES:
 NET INCOME (LOSS)                                                                    $        15,000       $       86,000
     Adjustments to reconcile net income to net cash
      provided by operating activities:
     Deferred income tax (benefit)                                                                -                (54,000)
     Litigation accrual                                                                                            (27,000)
     Common stock issued for services                                                          84,000
     Depreciation, depletion, amoritzation, and impairment                                    263,000              270,000
     Reversal of allowances and payables                                                     (138,000)             (80,000)
     Change in assets and liabilities:
          (Increase) decrease in notes and accounts
              receivable, trade and affiliates                                                 (9,000)            (350,000)
          (Increase) decrease in other current assets                                          39,000              (52,000)
          Increase (decrease) in accounts payable,
              accrued liabilities and suspended revenue interests                             121,000              341,000
                                                                                 ---------------------------------------------------
          Total adjustments                                                                   360,000               48,000
                                                                                 ---------------------------------------------------
 NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES                                         375,000              134,000
                                                                                 ---------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Proceeds from sale of property and equipment                                             23,000              290,000
      Additions to property and equipment                                                    (830,000)            (511,000)
      Increase in long-term accounts receivable,
           trade and affiliate                                                                 (2,000)              (4,000)
      Other                                                                                       -                   4000
                                                                                 ---------------------------------------------------
 NET CASH (USED FOR) INVESTING ACTIVITIES                                                    (809,000)            (221,000)
                                                                                 ---------------------------------------------------
 CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt                                                             493,000              548,000
     Increase (decrease) in other liabilities                                                  27,000              (70,000)
     Payments on long-term debt                                                              (259,000)            (363,000)
     Proceeds from sale of stock                                                              101,000               22,000
                                                                                 ---------------------------------------------------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                                          362,000              137,000
                                                                                 ---------------------------------------------------
 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                        (72,000)              50,000
 CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                 97,000               47,000
                                                                                 ---------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                            $           25,000      $        97,000
                                                                                 ===================================================


         The accompanying notes are an integral part of these statements

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED DECEMBER 3, 1994 AND 1993



(1) BUSINESS AND ORGANIZATION:

   Hunter Resources, Inc. and Subsidiaries (the "Company"), formerly Intramerican Corporation, a Pennsylvania Corporation, in engaged in the acquisition, operation, and development of oil and gas properties; the gathering, transmission and marketing of natural gas; and the management and providing advisory consulting services on oil and gas properties for third parties.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 PRINCIPLES OF CONSOLIDATION
 ---------------------------
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and its pro-rata share of the assets, liabilities, income and expenses of an oil and gas company in which the Company owns less than a controlling interest. All significant intercompany transactions and balances have been eliminated in consolidation.

 OIL FIELD SERVICES AND DRILLING OPERATIONS
 ------------------------------------------
 The Company receives management and consulting fees for drilling, operating and providing related services to oil and gas wells. These fees are recognized as earned.

 OIL AND GAS PROPERTIES
 ----------------------
 The Company follows the full-cost method of accounting for oil and gas properties, as prescribed by the Securities and Exchange Commission ("SEC"). Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized.

  All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Cost directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization base until the related properties are evaluated. Such unproved properties are assessed periodically and a provision for impairment is made of the full-cost amortization base when appropriate. Sales of oil and gas properties are credited to the full-cost pool unless the sale would have a significant effect on the amortization rate. Abandonments of properties are accounted for as adjustments to capitalized costs with no loss recognized.

  The net capitalized costs are subject to a "ceiling test", which limits such costs to the aggregate of the estimated present value of future net revenues from proved reserves discounted at ten percent based on current economic and operating conditions.

  PIPELINES
  ---------
  Pipelines are carried at cost. Depreciation is provided using the straight-line method over an estimated useful life of 18 years. Gain or loss on retirement or sale or other disposition of assets is included in income in the period of disposition.

  SERVICE EQUIPMENT AND OTHER
  ---------------------------
  Service equipment and other property and equipment are carried at cost. Depreciation is provided using the straight-line method over estimated useful lives ranging from five to seven years. Gain or loss on retirement or sale or other disposition of assets is included in income in the period of disposition.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
INCOME TAXES
- ------------
  The Company files a consolidated federal income tax return. The Company applies Statement of Accounting Standards No. 109 (SFAS 109). As required by SFAS 109, income taxes provided are for the tax effects of transactions reported in the financial statements and consist of taxes currently due, if any, plus net deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. Deferred tax assetss and liabilities represent the future tax return consequences of those differrences, which will either be taxable or deductible when the assets anad liabilities are recovered or settled. Deferred tax assets include recognition of operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes. Valuation allowances are recognized to limit recognition of deferred tax assets where appropriate. Such allowances may be reversed when circumstances provide evidence that the deferred tax assets will more likely than not be realized.

INTANGIBLE ASSETS
- -----------------
  The excess of cost over the fair value of net assets acquired (goodwill) is amortized using the straight-line method. Approximately $1,158,000 is amortized over a thirty year period and $37,000 is amortized over a five year period. Accumulated amortization at December 31, 1994 was approximately $195,000.

EARNINGS PER SHARE
- ------------------
  Per share information is based on the weighted average number of common stock and common stock equivalent shares outstanding. Common equivalent shares arising from dilutive stock options outstanding are computed using the treasury stock method. Stock options and convertible securities were antidilutive at December 31, 1994 and 1993. The weighted average number of common stock and common stock equivalent shares outstanding used in the calculation of primary net income per share was 17,333,000 in 1994 and 16,083,000 in 1993.

(4) STATEMENTS OF CASH FLOWS:

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  The following disclosures provide supplemental information with respect to the Company's statements of cash flows:

                                                          For the Year Ended
                                                              December 31,
          Non-Cash Investing and Financing Activities      1994          1993
          -------------------------------------------     -----          ----
          Oil and gas properties and service equipment
               acquired in exchange for common stock    $      -      $ 50,000
                                                        ==========    ==========

          Unpaid and disputed payables related to
                oil and gas properties                  $      -      $ 23,000
                                                        ==========    ==========

          Stock issued in settlement of liabilities     $  60,000     $ 36,000
                                                        ==========    ==========

          Other:
          Interest paid                                 $  43,000     $ 40,000
                                                        ==========    ==========

(4)  ACQUISITIONS AND SALES OF PROPERTY:

  Including the Company's pro-rata interest in certain assets, the Company acquired oil and gas producing properties with proved reserves, as estimated by the Company's independent petroleum engineer, during 1994 and 1993 respectively, of approximately 32,000 and 195,000 barrels of oil and 1,389,000 and 354,000 MCF of natural gas (unaudited). The Company's costs of the property acquisitions were approximately $749,000 and $534,000 for 1994 and 1993, respectively.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

  The Company sold oil and gas properties with proved reserves, as estimated by the Company's independent petroleum engineer,during 1994 and 1993 respectively, of approximately 1,000 and 29,000 barrels of oil and 33,000 and 10,000 MCF of natural gas (unaudited). The net proceeds of approximately $23,000 and $290,000 were credited to oil and gas properties.

(5)  LONG-TERM DEBT:
  Long-term debt at December 31, 1994 consisted of the following:

                                                                                               1994
                                                                                               ----
Banks:

     Promissory note;  collateralized  by pipeline  and oil and gas  properties;
          payable in monthly installments of $18,333 plus interest at prime plus
          1.5% (10% at December 31, 1994) and all outstanding balances due
          December 1997                                                                     $ 660,000   (a)(b)

     Promissory  note;  collateralized  by oil and gas  properties;  payable  in monthly  installments  of $5,500 through March 1, 1995,  decreasing to
          $4,500  including  interest at prime plus 2% (11.66% at  December  31,
          1994), all remaining balances due at maturity in September, 1995.                   104,000   (a)(c)

     Note payable; interest at 7.25% collateralized by truck; payable in monthly
          installments of $498 through July, 1996.                                              8,000   (a)
Other:

     Note payable; non-interest bearing and uncollateralized; payable in monthly
          installments of $1,000 through July 1, 2000.                                         70,000

     Note payable; interest at 10%; payable in full in January 1995.                            9,000   (a)

     Less current portion                                                                    (311,000)
                                                                                           $  540,000
                                                                                           ==========

     Maturities of long-term debt based on contractual requirements for the years ending December 31 are as follows:


                     1995                        $    311,000
                     1996                             277,000
                     1997                             232,000
                     1998                              12,000
                     1999                              12,000
                     Thereafter                         7,000
                                                 $    851,000


(a)  These notes payable are personally guaranteed by the Company's President.
(b)  This note was refinanced with another bank in March, 1995. See Note 11
(c) This note includes certain covenants, the most restrictive of which is the maintenance of at least a $200,000 net worth by a partially owned subsidiary of the Company. The subsidiary is in compliance with the covenant at December 31, 1994.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993


(5)  LONG-TERM DEBT (cont'd):

   The Company and it's President are co-guarantors, along with the majority owner of an oil and gas limited liability company (LLC), of bank loans totalling $416,000 which are collateralized by the assets of the LLC. Only the Company's 25% pro rata share of this loan has been included in the Company's consolidated financial statements.

(6)  INCOME TAXES:

   The components of the net deferred tax liability are as follows:

                                             December 31, 1994
                                             -----------------
         Deferred tax liability                $  (558,000)

         Deferred tax assets                     1,071,000

         Valuation allowance                      (513,000)
                                             -----------------
                                               $       -
                                             =================


   The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to a significant portion of the deferred tax liability and deferred tax asset and their approximate tax effects (utilizing a 37% combined federal and state income tax rate) are as follows:

                                                    December 31, 1994
                                                    -----------------
Differences between book and tax basis
of oil and gas properties                             $ (558,000)

Differences between book and tax basis
of other assets                                           10,000

Percentage depletion carryforward                        282,000

Net operating loss carryforwards                         720,000

Other tax credit carryforwards                            59,000

Valuation allowance on deferred tax assets               513,000
                                                      ----------
Net deferred tax liability                            $       -
                                                      ==========

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

(6)  INCOME TAXES (Continued):
   There is no current tax provision for 1994 or 1993. Total deferred income tax benefit attributable to continuing operations differed from the amounts computed by applying the U.S. federal statutory tax rates to the pre-tax loss from continuing operations as follows:

                                                        1994              1993
                                                      -------            ------

 Tax expense (benefit) at statutory tax rate        $   5,000          $ 11,000
 Amortization of goodwill                              15,000            19,000
 Benefit of tax net operating loss carry-forward      (20,000)         (106,000)
 Other                                                     -             21,000
                                                    ----------         ---------

      Deferred tax benefit                          $      -           $(54,000)
                                                    ==========         ========

   At December 31, 1994, for tax purposes, the Company had investment and general business tax credit carryforwards of approximately $60,000, percentage depletion carryforwards of approximately $760,000 and net operating loss carryforwards of approximately $2,000,000. These carryforwards expire in 1995 through 2009. Upon the subsidiary merger with Sunbelt, Internal Revenue Code net operating loss provisions were triggered resulting in limitations as to use of the Company's and Sunbelt's net operating loss carryforwards. Accordingly, the Company has a net operating loss carryforward annual limitation of $103,000 and Sunbelt has an annual limitation of $95,000, which affect approximately $1,690,000 of the net operating loss carryforwards.

(7)   COMMITMENTS AND CONTINGENCIES:

   A subsidiary of the Company was a defendant in litigation brought by Oklahoma Gas & Electric Company against IOM Gas, Inc. (IOM) and another third party.

   The plaintiff ("OG&E") alleged that the defendants, including IOM, delivered certain volumes of natural gas to OG&E from specific leases that were not dedicated to a certain twenty-year gas purchase contract. OG&E further alleged that the price paid by it for such undedicated gas exceeded OG&E's cost of alternative fuels; i.e. - spot market gas and coal. OG&E sought actual damages from IOM in an amount of $1.7 million, plus exemplary damages, a declaration that certain leases from which IOM delivered natural gas to OG&E were not dedicated to the contract, that OG&E had no obligation to purchase gas from IOM from leases not dedicated to the contract, and cancellation of the contract.

   The Agreement of Settlement between IOM and OG&E called for no payment by either party, a release and discharge of all claims, and neither OG&E nor IOM admit any wrongdoing or liability whatsoever. The existing Gas Purchase Contract and associated amendments will remain in effect on the dedicated wells and acreage for the remaining term (approximately 38 months). Additionally, OG&E has provided IOM a new gas purchase contract on "undedicated" or "nonexclusive" wells and acreage based upon a basket of spot market indexes with a volume cap of 3,000,000 cubic feet per day. The Company incurred costs associated with this litigation of $117,000, which were charged to operations in 1994.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993


(7)  COMMITMENTS AND CONTINGENCIES (Continued)

   Gruy is currently involved in one lawsuit as a third party defendant. In 1986, Gruy performed an audit of oil and gas properties for a client. Subsequent to the audit, Gruy's client sued the operator of the properties for an accounting, fraud and conversion, and to recover expenses and revenue exceptions defined by Gruy in the audit report. During the course of the above suit, the operator sued Gruy for slander based upon information outlined in the audit report. Both Gruy and the client subsequently sought sanctions against the operator in the above suit for repeated discovery violations. On April 30, 1990, the 112th Judicial District of the State of Texas issued an order including, among other things, the striking of the operator's pleadings, answers and counterclaims against Gruy and the client, and the awarding of $1,223,115 to the client and $76,000 to Gruy. On November 27, 1991, the Court of Appeals for the Eighth District of Texas issued an Opinion that the sanctions order was interlocutory and non-appealable and the Court of Appeals did not have jurisdiction, therefore, dismissal of the appeal was necessary for want of jurisdiction. The Judgement from the Court of Appeals read as follows ... "Since this Court lacks jurisdiction to consider the other points of error, it is necessary for us to dismiss the appeal. However, we have in connection with the order imposing sanctions, reviewed extensively the statements of facts and transcripts of the record leading up to that order. We make no decision at this time on the various points of error raising the propriety of the sanctions imposed, but we do strongly suggest that the trial court review all of the sanctions in the light of Transamerican Natural Gas Corporation v. Powell, 811 S.W.2d 913 (Tex. 1991) and Braden v. Downey, 811 S.W.2d 922 (Tex. 1991) before proceeding further with the case." The appeal was dismissed for want of jurisdiction. In August 1992, all parties met for an agreed mediation which was unsuccessful. The case is presently set for trial the week of September 1, 1995.

   The Company has an employment agreement with the President that requires monthly salary payments of $9,583 through December 31, 1994. The agreement may be terminated by the Company only with cause. Following December 31, 1994, the agreement automatically renews for successive one year periods unless terminated by either party. If the Company terminates the agreement, the President is entitled to a severance payment of $57,500.

   The Company incurred rental expense of $90,000 and $76,000 for the years ended December 31, 1994 and 1993, respectively. The Company currently has a non-cancelable lease agreement extending to November 1, 2002 on its corporate headquarters. The future minimum payments under this lease effective November 1 of each year are as follows:

         Lease Year    Period                         Basic Annual Rent
         ----------    ------                         -----------------
             1       1994-1995                  $           111,000
             2       1995-1996                              113,000
             3       1996-1997                              113,000
             4       1997-1998                              115,000
             5       1999-2000                              115,000
             6       2000-2001                              123,000
             7       2001-2002                              123,000



      Management anticipates that the combined cash flow from operations of the oil and gas production, the property management and consulting business, and to a lesser extent, its gas gathering system, will be sufficient to make all required principal and interest payments on the Company's debt for the 1995 fiscal year. In addition, management believes the working capital deficit is manageable with the anticipated cash flows from its existing lines of business. Management recognizes that to continue meeting these objectives and to minimize uncertainties concerning the ability of the Company to meet its obligations, various cost control measures are necessary.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993


(8)   RELATED PARTY TRANSACTIONS:

On September 1, 1992, the Company entered into a Resignation Agreement (the "Agreement") with the then Chairman of the Company. The Agreement provided for a cash payment of $55,086 to the former Chairman in exchange for the cancellation of the former Chairman's employment agreement with the Company. Additionally, certain accounts receivable due from the former Chairman and a corporation controlled by him, totaling $36,199 at August 31, 1992, have been recharacterized as a note receivable bearing interest at 8% per annum and maturing in a lump sum in December, 1995. The note is collateralized by a gas gathering system and is classified as a current receivable at December 31, 1994.

At December 31, 1994, the Company had remaining accounts receivable from the President of $31,000, substantially all recorded in the Sunbelt acquisition. Affiliate receivables include $35,000 (after elimination) from non-consolidated subsidiaries and $22,000 representing the Company's share of affiliate receivables held by these subsidiaries and other balances of $35,000, of which $31,000 represents advances during 1993 and 1994 to Oil Field Service, Inc., discussed below.

In 1991, the Company sold Sunbelt Well Service, Inc. to Oil Field Service, Inc., a company 100% owned by the President. Total amounts due the Company at December 31, 1994 included notes receivable of $55,000 and accounts receivable and advances of $31,000, net of reserves of $20,000. The receivables are collateralized by land and trade receivables.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

(9)   EQUITY TRANSACTIONS AND STOCK OPTIONS:

Upon the merger of Sunbelt Energy, Inc. with a subsidiary of the Company, the shareholders of Sunbelt received 5,585,000 shares of previously unissued and currently unregistered common stock of the Company and 270,397 shares of Class A, Series 1 preferred stock, designated as cumulative, convertible preferred stock (CCP Stock), no par value. Neither the Company nor any other person has any right to redeem shares of the CCP Stock until July 1, 1995. The CCP Stock has voting rights of one vote per share and is entitled to preferred stock dividends accruing from the date of issuance and payable in common stock of the Company. At December 31, 1994, preferred convertible dividends in arrears totalled $9,013 in aggregate of $.33 per common share, representing 26,928 shares of common stock. The CCP Stock can convert to common stock of the Company by multiplying the number of shares being converted by a fraction equal to $1.00 divided by the lesser of the average trading price of the common stock of the Company or the book value of the common stock, limited to 90% of the book value. The remaining CCP stock at December 31, 1994 is expected to convert by the end of 1995.

During 1990, the Board of Directors approved for each Director the option to purchase 100,000 shares over the next ten years at an option price of $.1875 per share. In 1990, the President was granted the option to purchase 250,000 shares through December, 1995 at an option price of $.1875. During 1994 and 1993, no stock options to management and directors were exercised. As of December 31, 1994, 850,000 options remain exercisable by existing directors. . As of December 31, 1994, 186,000 shares are available under the Company's Incentive Stock Option Plan. During 1994, stock options for 14,000 shares were issued and exercised under the Plan by certain former employees of the Company.

(10)  SIGNIFICANT CUSTOMERS:

For the years ended December 31, 1994 and 1993, two customers, Oryx Energy Company and Oklahoma Gas & Electric Company, accounted for the following percentages of total revenues:


                                                     1994         1993
                                                     ----         ----
        Oklahoma Gas & Electric Company               19 %         25%
        Oryx Energy Company                           18 %          -

(11)  SUBSEQUENT EVENTS:

On March 31, 1995, the Company arranged a $10 million revolving credit facility with First Interstate Bank of Texas, N.A. ("FITX"). The new credit facility is subject to a "Borrowing Base" determination established from time to time by FITX based upon proven oil and gas reserves and gas gathering system assets owned by Hunter's subsidiary. The initial proceeds advanced under the facility have been used to refinance existing indebtedness from another financial institution and to fund the acquisition of new oil and gas reserves as described below.

   On March 31, 1995, the Company closed on an acquisition of domestic producing oil and gas properties for $1.4 million from a Midland, Texas based independent. The purchase price was comprised of $1.2 million cash, $200,000 in restricted common stock of Hunter, and had an effective date of January 1, 1995. The properties are concentrated in four fields in West Texas and Eastern New Mexico and include ownership interest in 25 wells, 23 of which the Company or its subsidiary have assumed operations. The properties have proved producing reserves estimated by the Company's petroleum engineers of 28,472 barrels of oil/condensate and 2.416 billion cubic feet of natural gas to the net interest acquired. The future net revenues from these proved producing properties is estimated at $3,622,880 with a discounted present worth at 10% of $1,960,533.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

(12)  INDUSTRY SEGMENTS:
The Company and its subsidiaries are engaged in energy consulting services, oil and gas production, and the gathering, transmission and marketing of natural gas. The following table sets forth information by industry segment for the years ended December 31, 1994 and 1993.


                                             For the Years Ended
                                                 December 31,
                                             1994           1993
                                             ----           ----
Operating revenues:
Gas gathering                           $   443,000    $   509,000
Energy consulting                         1,122,000        763,000
Oil and gas production                      581,000        499,000
                                        ------------   ------------
                                         $2,146,000     $1,771,000
                                        ============   ============
Operating profit:
Gas gathering                          $     61,000    $    79,000
Energy consulting                           383,000        308,000
Oil and gas production                       35,000         51,000
                                        ------------   ------------
                                            479,000        438,000
                                        ------------   ------------
Other income (expense):
Other income                                184,000        209,000
Interest income                              26,000         26,000
Interest expense                            (44,000)       (39,000)
General and administrative                 (630,000)      (602,000)
                                        ------------   ------------
                                           (464,000)      (406,000)
                                        ------------   ------------
Income (loss) before taxes and
cumulative effect of change
in accounting                         $      15,000    $    32,000
                                        ============   ============

Identifiable assets at end of  period:
Gas gathering                         $     476,000    $   538,000
Energy consulting                         1,348,000      1,274,000
Oil and gas production                    3,111,000      2,630,000
                                       -------------   ------------
                                      $   4,935,000    $ 4,442,000
                                       =============   ============
Capital  expenditures  during  period
(including  capital  leases and
 non-cash additions):
Gas gathering                         $       3,000    $     9,000
Energy consulting                            52,000         41,000
Oil and gas production                      784,000        534,000
                                       -------------   ------------
                                      $     839,000    $   584,000
                                       =============   ============

                                 [ BLANK PAGE ]

                             Following Pages Contain

          SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES

                                   (Unaudited)

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
   SUPPLEMENTAL INFORMATION TO CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

CAPITALIZED COSTS
- -----------------
Capitalized costs and accumulated depreciation, depletion, amortization and impairment related to the Company's oil and gas properties, all of which were evaluated, were as follows:
                                                      At December 31,
                                          --------------------------------------
                                                   1994                1993
                                                   ----                ----
Total evaluated capitalized costs         $     6,874,000     $     6,115,000
Accumulated depreciation, depletion,
     amortization and impairment               (4,354,000)         (4,221,000)
                                          --------------------------------------
                                          $     2,520,000     $     1,894,000
                                          ======================================

COST INCURRED
- -------------
Costs incurred by the Company with respect to its oil and gas producing activities were as follows:


                                                   For the Years Ended
                                                       December 31,
                                          --------------------------------------
                                                  1994                1993
                                                  ----                ----
Property acquisition costs:               $      749,000      $      517,000
   Proved Properties  (1)                             -                   -
   Unproved Properties -                              -                   -
Exploration costs                                 35,000              17,000
                                          --------------------------------------
Development costs                         $      784,000      $      534,000
                                          ======================================


(1)  1993 includes non-cash additions from issuance of stock of $50,000.

The amortization rates for capitalized property costs, determined on an overall basis under the unit-of-production method, were $2.92 per equivalent barrel in 1994 and $4.51 in 1993.

RESULTS OF OIL AND GAS PRODUCING ACTIVITIES
                                                         For the Years Ended
                                                            December 31,
                                                   -----------------------------

                                                         1994            1993
                                                         ----            ----
Revenues                                          $     581,000    $    499,000
Production costs, including severence
     and ad valorem taxes                              (412,000)       (300,000)
Depreciation, depletion, amortization,
 and impairment                                        (134,000)       (148,000)
                                                  ------------------------------
Results of operations for producing activities    $      35,000    $     51,000
                                                  ==============================

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
         SUPPLEMENTAL INFORMATION TO CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993


OIL AND GAS RESERVE INFORMATION
- -------------------------------
The estimates of proved oil and gas reserves utilized in the preparation of the financial statements were prepared by an independent petroleum engineer in accordance and with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties.
Accordingly, these estimates are expected to change as future information becomes available. All of the Company's reserves are located onshore in the continental United States.

The following unaudited table sets forth proved oil and gas reserves at December 31, 1994 and 1993, together with the changes therein:
                                                          Oil Condensate
`                                                         and Natural Gas

Proved developed and undeveloped reserves:       (BBLS)              (MCF)
                                               ---------------------------------

 Balance at January 1, 1993                       508,426             1,773,810
     Revisions of previous estimates             (132,642)                6,531
     Sales of minerals in place                   (29,384)               (9,656)
     Purchase of minerals in place                195,487               353,722
     Production                                   (22,642)              (61,007)
                                               ---------------------------------
Balance at December 31, 1993                      519,245             2,063,400

     Revisions of previous estimates              603,629              (473,451)
     Sales of minerals in place                      (626)             (336,278)
     Purchase of minerals in place                 32,408             1,389,064
     Production                                   (24,605)             (127,854)
                                               ---------------------------------
Balance at December 31, 1994                    1,130,051             2,817,881
                                               =================================
Proved developed reserves at December 31:
     1993                                         152,000               749,000
                                               =================================
     1994                                         762,000             2,137,000
                                               =================================

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
         SUPPLEMENTAL INFORMATION TO CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993


Standardized  Measure of  Discounted  Future Net Cash Flows  Relating  to Proved
                                   Reserves:



                                                            At December 31,
                                                          1994          1993
                                                          ----          ----
Future Cash Flows                                    $ 21,706,000  $ 11,658,000
Future Production Costs                                (7,312,000)   (4,099,000)
Future Development Costs                               (1,953,000)   (1,989,000)
                                                     ---------------------------
Future Net Cash Flows, Before Income Tax               12,441,000     5,570,000
Future Income Tax Returns                              (3,121,000)   (1,276,000)
                                                     ---------------------------
Future Net Cash Flows                                   9,320,000     4,294,000
10% Discount to Reflect Timing of Net Cash Flows       (3,355,000)   (1,815,000)
                                                     ---------------------------
Standardized Measure of Discounted Future
 Net Cash Flows                                      $  5,965,000  $  2,479,000
                                                     ===========================


Changes in Standardized  Measure of Discounted Future Net Cash Flows Relating to
                                Proved Reserves:


                                                                                            For the Year Ended
                                                                                               December 31,
                                                                               -----------------------------------------------------
                                                                                        1994                  1993
                                                                                        ----                  ----
Standardized measure, beginning of year                                        $     2,479,000      $     3,148,000
Revisions:
     Net Change in sales price, net of production costs                               (238,000)          (1,320,000)
     Revisions of quantity estimates                                                 5,305,000             (679,000)
     Accretion of discount                                                             248,000              315,000
     Changes in timing, future development and other                                (1,277,000)             105,000
 Purchases of reserves in-place                                                        840,000              989,000
Sales of reserves in-place                                                              (5,000)            (117,000)
Extensions and discoveries, less related costs                                             -                   -
Sales, net of production costs                                                        (169,000)            (199,000)
Net changes in income taxes                                                         (1,218,000)             237,000
                                                                                ----------------------------------------------------

Standardized measure, end of year                                              $     5,965,000       $    2,479,000
                                                                                ----------------------------------------------------



                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   (unaudited)

                                                                                                           September 30,
                                                                                                                  1995


                                             ASSETS
CURRENT ASSETS:
      Cash                                                                                       $           87,000
      Notes and accounts receivable, net:  Trade (less reserve of $84,000)                                  852,000
                                                                Affiliates                                   79,000
      Prepaids                                                                                               91,000
                                                                                                 -----------------------------------
      TOTAL CURRENT ASSETS                                                                               1,109,000
                                                                                                 -----------------------------------
PROPERTY AND EQUIPMENT:
      Oil and gas properties, full cost method                                                            8,780,000
      Pipeline                                                                                              674,000
      Other property                                                                                        218,000
                                                                                                 -----------------------------------
                                                                                                          9,672,000
   Accumulated depreciation, depletion, amortization and impairment                                      (4,934,000)
                                                                                                 -----------------------------------
                                                                                                          4,738,000
   PROPERTY AND EQUIPMENT, NET

Excess of cost of investments in subsidiaries over net assets acquired, net                                 963,000
Accounts and notes receivable, net:   Trade                                                                   -
                                      Affiliates                                                             86,000
Deposits and other assets                                                                                     4,000

                                                                                                 -----------------------------------

                                                   TOTAL ASSETS                                  $        6,900,000
                                                                                                 -----------------------------------


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
        Accounts payable and accrued liabilities: Trade                                          $          957,000
                                                  Affiliates                                                 19,000
     Suspended revenue interests                                                                            733,000
     Notes payable, current                                                                                 575,000
                                                                                                 -----------------------------------
     TOTAL CURRENT LIABILITIES                                                                            2,284,000
     Deferred income tax                                                                                      7,000
     Long-term debt, less current portion                                                                 1,166,000
     Production Payment Liability (Non-Recourse)
     Other Liabilities                                                                                       85,000
                                                                                                 -----------------------------------
          TOTAL LIABILITIES                                                                               3,847,000
                                                                                                 -----------------------------------
     Commitments and contingencies                                                                               -

STOCKHOLDERS' EQUITY:
     Preferred stock, no par value; 1,000,000 shares authorized for each Class A,B,C;
          90,000 shares (Class A, Series 1) issued and outstanding                                           90,000
     Common stock, $.10 par value; 100,000,000 shares authorized;
          18,354,261 shares issued and outstanding                                                        1,835,000
     Capital in excess of par value                                                                       1,816,000
     Accumulated deficit                                                                                   (668,000)
                                                                                                 -----------------------------------
                                                                                                          3,073,000
     Less 22,000 shares of treasury stock at cost and put stock                                             (20,000)
                                                                                                 -----------------------------------
                TOTAL STOCKHOLDERS' EQUITY                                                                3,053,000
                                                                                                 -----------------------------------
                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $        6,900,000
                                                .                                                ===================================







         The accompanying notes are an integral part of these statements

                                       24

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                          Three Months Ended                    Nine Months Ended
                                                             September 30,                         September 30,
                                                  ----------------------------------------------------------------------------------

                                                           1995               1994              1995              1994
                                                           ----               ----              ----              ----
REVENUES:
      Gas gathering and marketing                    $      42,000     $     111,000     $     144,000   $      362,000
      Oil and gas sales                                    270,000           156,000           708,000          450,000
      Oil field services and commissions                   151,000           349,000           409,000          950,000
      Interest                                               6,000             7,000            20,000           20,000
      Other                                                161,000            15,000           271,000          132,000
                                                  ----------------------------------------------------------------------------------

      TOTAL REVENUES                                       630,000           638,000         1,552,000        1,914,000
                                                  ----------------------------------------------------------------------------------

EXPENSES:
      Purchases of natural gas                              24,000            63,000            83,000          213,000
      Pipeline operations                                   14,000            (3,000)           41,000           58,000
      Lease operating                                      130,000            99,000           329,000          299,000
      Cost of services                                     112,000           182,000           299,000          526,000
      Depreciation, depletion,
         amortization and impairment                       108,000            77,000           284,000          242,000
      General and administrative                           154,000           186,000           349,000          510,000
       Interest                                             59,000            12,000           129,000           33,000
                                                  ----------------------------------------------------------------------------------
      TOTAL EXPENSES                                       601,000           616,000         1,514,000        1,881,000
                                                  ----------------------------------------------------------------------------------


INCOME  BEFORE INCOME TAXES                                 29,000            22,000            38,000           33,000
FEDERAL INCOME TAX                                            -                 -                 -                -
                                                  ----------------------------------------------------------------------------------
NET INCOME                                           $      29,000      $     22,000      $     38,000     $     33,000
                                                  ----------------------------------------------------------------------------------
                                                  ----------------------------------------------------------------------------------
NET INCOME PER SHARE
   (primary and fully diluted):                               *                 *                  *                *
 *Less than $.01 per share                        ==================================================================================


        The accompanying notes are an integral part of these statements.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                                          Nine Months Ended
                                                                                                            September 30,

                                                                                                    1995                1994
                                                                                            ----------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

NET INCOME                                                                                   $      38,000         $    33,000
     Adjustments to reconcile net income to net cash
         provided by operating activities:
     Gain on sale of assets                                                                        (27,000)                -
     Common stock issued for service                                                                   -                63,000
     Depreciation, depletion, amortization, and impairment                                         284,000             242,000
     Reversal of allowances and payables                                                          (200,000)            (47,000)
     Change in assets and liabilities
     (Increase) decrease in notes and accounts
          receivables, trade and affiliates                                                       (203,000)           (157,000)
     (Increase) decrease in other assets                                                           (56,000)            (85,000)
     Increase (decrease) in accounts payable,
         accrued liabilities and suspended revenue                                                 522,000             132,000
                                                                                            ----------------------------------------
    Total adjustments                                                                              320,000             148,000
NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES                                        ----------------------------------------
                                                                                                   358,000             181,000
                                                                                            ----------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property and equipment                                                   77,000             22,000
     Additions to property and equipment                                                        (1,751,000)          (186,000)
     (Increase) decrease in long-term accounts receivable,
         trade and affiliate                                                                         6,000              1,000
     Other                                                                                             -             (102,000)
                                                                                            ----------------------------------------

    NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES                                        (1,668,000)          (265,000)
                                                                                            ----------------------------------------


CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt                                                                2,604,000            116,000
     Increase (decrease) in other liabilities                                                      420,000             20,000
     Payments on long-term debt                                                                 (1,708,000)          (214,000)
     Proceeds from sale of common stock                                                             56,000            111,000
                                                                                            ----------------------------------------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                                             1,372,000             33,000
                                                                                            ----------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                    62,000            (51,000)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                      25,000             97,000
                                                                                            ----------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                     $      87,000       $     46,000
                                                                                            ----------------------------------------



         The accompanying notes are an integral part of these statements

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                               September 30, 1995


(1)  MANAGEMENT'S REPRESENTATION

The consolidated balance sheet as of September 30, 1995, the consolidated statements of operations for the three and nine month periods ended September 30, 1995 and 1994, and the consolidated statements of cash flows for the nine month periods then ended are unaudited. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary have been made to present fairly the financial position, results of operations and changes in cash flows for the interim periods.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the December 31, 1994 annual report on Form 10-KSB for Hunter Resources, Inc. (the "Company"). The results of operations for the nine month period ended September 30, 1995 are not necessarily indicative of the operating results for the full year.

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Certain items have been reclassified to conform with the current presentation.

(2)  SIGNIFICANT EVENTS

     Magnum Petroleum, Inc. Merger
     -----------------------------

On July 7, 1995, Hunter Resources, Inc. entered into a Letter of Intent to proceed with a business reorganization whereby Magnum Petroleum, Inc. (Commission File No. 1-12508, "Magnum") would acquire all of the assets of Hunter Resources, Inc. under a stock exchange. The Registrant, on July 21, 1995, announced the closing of a definitive agreement to combine with Magnum. Pursuant to the definitive agreement, Magnum has issued to Registrant 2,750,000 shares of newly issued restricted common stock of Magnum ("Magnum Shares") in exchange for all of the assets of the Registrant, subject to its liabilities. The
Registrant's assets consisted of stock in wholly owned subsidiaries and interests in limited liability companies ("Hunter Subsidiaries").

Magnum intends to continue to use and manage the Hunter Subsidiaries and their underlying assets in the same manner as previously conducted by the Registrant. The companies considered the value of the underlying assets, future prospects, and the market value of Magnum's common stock in determining the consideration paid by Magnum in the exchange.

As a result of the issuance of the Magnum Shares to the Registrant, the Registrant is the owner of approximately 30.3% of Magnum's total issued and outstanding common stock. The Registrant intends to liquidate and distribute all of the Magnum Shares to its shareholders. A Special Meeting of the shareholders of the Registrant will be held to approve the transaction between the Registrant and Magnum and the subsequent liquidation of the Registrant. Officers, directors and other affiliates of the Registrant, representing over 50% of Registrant's issued and outstanding common shares, intend to vote in favor of the transaction. The Registrant has filed an Information Statement with the Securities and Exchange Commission and will provide such Information Statement to its shareholders before the Special Meeting. The Magnum Shares and interests in the Subsidiaries are held in escrow pending shareholder approval of the transaction. Shareholders of Registrant are expected to receive one Magnum common share for every 7.234 common shares of Registrant redeemed, after registration of the Magnum Shares by Magnum. The common stock of Registrant will continue to trade on the Boston Stock Exchange and Over-The-Counter market until the time of the liquidation.

Lloyd T. Rochford, the current President, Chief Executive and Financial Officer and a director of Magnum, shall resign as an officer and remain as Chairman of the combined companies. Registrant directors to be appointed to the new board of the combined companies are Matthew C. Lutz as Vice Chairman, Gary C. Evans and James E. Upfield. Mr. Evans shall be appointed President and Chief Executive Officer of the combined companies. Mr. Lutz also will be appointed Exploration and Business Development Manager.

The Registrant and Magnum, through the Hunter Subsidiaries, have conducted their oil and gas operations and activities regarding energy related acquisitions in conjunction with one another.

Other Items

On April 7, 1994, the Company was awarded a Production and Services Management Contract between its wholly-owned subsidiary, Gruy Petroleum Management Co., and Oryx Energy Company ("Oryx"), for the management and operation of certain oil and gas producing properties. The contract, effective April 1, 1994, covered Oryx properties consisting of onshore producing properties in ten states, one gas processing plant, one offshore platform and two inland water platforms. The total number of wells in the management contract was approximately 400. These oil and gas properties were ultimately sold by Oryx and effective November 1, 1994, the contract terminated.

On March 31, 1995, the Company closed an acquisition of domestic producing oil and gas properties for $1.4 million from a Midland, Texas based independent. The purchase price was comprised of $1.2 million cash, $200,000 in restricted common stock of Hunter, and had an effective date of January 1, 1995. The properties are concentrated in four fields in West Texas and Eastern New Mexico and include ownership interest in 25 wells, 23 of which the Company or its subsidiary have assumed operations.

On August 21, 1995, the Company's wholly-owned subsidiary signed a definitive agreement for the purchase of four unregulated gas gathering systems. The systems are located in Texas, Louisiana and New Mexico. The total cash consideration is $1.2 million with closing scheduled for November 27, 1995. The acquisition has an effective date of August 1, 1995.

On October 18, 1995, the Registrant's wholly-owned subsidiary closed on an acquisition of the remaining 75 per cent ownership interest in an affiliated company from a joint venture partner. The purchase price of $1,075,287 consisted of a) $300,000 in cash, b) $300,000 represented by 85,131 shares of restricted common stock of Magnum valued at $3.52 per share and c) the assumption of existing bank indebtedness of $475,287. As additional consideration, 50,000 warrants to purchase common stock of Magnum were issued at exercise prices ranging from $4.00 to $4.50 per share. The effective date of the acquisition was July 1, 1995.

On October 25, 1995, the Registrant's wholly-owned subsidiary closed on an acquisition of domestic producing oil and gas properties. The purchase price was comprised of $2.107 million cash, funded by an existing bank line of credit, and $225,000 represented by 64,176 shares of restricted common stock of Magnum valued at $4.00 per share. The acquisition had an effective date of August 1, 1995.

On November 6, 1995, the Registrant's wholly-owned subsidiary entered into an increased $20 million revolving credit agreement with First Interstate Bank of Texas, N.A. ("FITX"). The previous line of credit was in the maximum amount of $10 million and was entered into by the Company prior to the business reorganization with Magnum. The new line of credit facility is secured by oil and gas properties and gas gathering system assets subject to a borrowing base determination established from time to time by FITX. The combined current borrowing base has been increased to $8.7 million with outstanding borrowings bearing interest at prime plus 1.5 percent.

On November 9, 1995, the Registrant's wholly-owned subsidiary closed on an acquisition of domestic producing oil and gas properties for approximately $4.5 million as adjusted for operations from the effective date (August 1, 1995) to closing date. The purchase price was comprised of $3.375 million of cash, funded by the Registrant's line of credit, and a note payable to the previous owner in the amount of $1.125 million secured by 610,170 shares of restricted common stock of Magnum.

                      MAGNUM PETROLEUM, INC. AND SUBSIDIARY

                  Pro Forma Consolidated Financial Information


Magnum Petroleum, Inc. ("Magnum") and Hunter Resources, Inc. ("Hunter") entered into a letter of intent dated July 7, 1995 and subsequently entered into an amended definitive agreement dated December 19, 1995 to be effective December 22, 1995, whereby Magnum acquired all of the assets of Hunter, which consisted of subsidiary corporations and interests in limited liability companies (the "Acquisition"). Magnum issued 5,085,077 shares of its restricted common stock and 111,825 shares of its Series C preferred stock to Hunter and issued 575,000 shares of restricted common stock as payment of fees directly related to the Acquisition. The Acquisition is recorded on the "purchase method" based upon the estimated value of the consideration (the common stock issued) that Magnum paid for the Acquisition.

In addition, the Company has also adjusted the pro forma consolidated statements of operations for the acquisition by Hunter on March 31, 1995 of the Arrington oil and gas properties, the October 25, 1995 acquisition of the Reef oil and gas properties and the November 9, 1995 acquisition of the Tana oil and gas properties as if the acquisitions had been consummated at the beginning of each respective period presented. The Arrington, Reef and Tana acquisitions were previously reported on amended Forms 8-K filed by Hunter September 26, 1995, and December 5, 1995 and January 23, 1996, respectively.

The pro forma balance sheet is presented as if the Acquisition had occurred on September 30, 1995. The pro forma statements of operations are presented as if the Acquisition occurred at the beginning of the respective periods. The pro forma financial information is not necessarily indicative of the results that would have occurred had the Acquisition occurred on the indicated dates.

The pro forma financial information should be read in conjunction with the financial statements of each of the entities that are a party to the Acquisition, and are contained in this document.



                      MAGNUM PETROLEUM, INC. AND SUBSIDIARY
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1995
                                   (unaudited)

                                                                                Magnum                 Pro Forma           Combined
                                                                               Historical              Adjustments        Pro Forma
                                                                              ------------------------------------------------------

                                      ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                         $      2,383,539   A     $          87,000  $      2,470,539
     Notes and accounts receivable, net:
                                      Trade (less reserve of $84,000)           118,994   A               686,000           804,994
                                      Affiliates                                          A                79,000            79,000
                                      Other                                       9,845                                       9,845
     Note receivable                                                             91,929                                      91,929
     Prepaids                                                                             A                91,000            91,000
     Current portion of notes receivable                                         84,000                                      84,000
                                                                              ------------------------------------------------------
TOTAL CURRENT ASSETS                                                          2,688,307                   943,000         3,631,307
PROPERTY AND EQUIPMENT
      Oil and gas properties                                                 10,640,485   A            14,276,005        31,547,373
                                                                                          D                86,883
                                                                                          E             2,315,000
                                                                                          F             4,229,000
      Pipeline                                                                            A                75,000            75,000
      Other property                                                              74,272  A                83,000           157,272
                                                                              ------------------------------------------------------
                                                                              10,714,757               21,064,888        31,779,645
      Accumulated depreciation, depletion, amortization and impairment        (1,638,377)                                (1,638,377)
                                                                              ------------------------------------------------------
             PROPERTY AND EQUIPMENT, NET                                       9,076,380               21,064,888        30,141,268

Excess of cost of investments in subsidiaries over net assets acquired, net               B               975,000         1,886,000
                                                                                          L               911,000
Cash and deposits - restricted                                                   200,000  A                                 200,000
Accounts and notes receivable, net:       Affiliates                                                       86,000            86,000
                                          Other                                   81,138  D                                  81,138
Costs related to corporations acquired                                            86,883                  (86,883)               -
Investment in securities                                                          44,440  A                                  44,440
Deposits and other assets                                                          8,347                    4,000            12,347
                          TOTAL ASSETS                                 $      12,185,495        $      23,897,005    $   36,082,500
                                                                              =====================================================


                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable and accrued liabilities                          $         124,203  A     $       1,076,000    $    1,200,203
     Suspended revenue interests                                                          A               733,000           733,000
     Dividends payable                                                           146,552                                    146,552
     Current maturities of long-term debt                                                 A               575,000         2,991,000
                                                                                          E               515,000
                                                                                          F             1,901,000
                                                                              ------------------------------------------------------
                  TOTAL CURRENT LIABILITIES                                      270,755                4,800,000         5,070,755
     Deferred income tax                                                                  A                 7,000           918,000
                                                                                          L               911,000
     Long-term debt, less current portion                                                 A             1,166,000         5,037,000
                                                                                          E             1,543,000
                                                                                          F             2,328,000
     Production Payment Liability (Non-Recourse)                                          A               305,000           305,000
     Other Liabilities                                                                    A                85,000            85,000
                                                                              ------------------------------------------------------
                       TOTAL LIABILITIES                                         270,755               11,145,000        11,415,755
                                                                              ------------------------------------------------------
     Commitments and contingencies

STOCKHOLDERS' EQUITY:                                                                655  C                   112               767
     Preferred stock                                                              18,119  D                (6,650)           22,917
     Common stock                                                                         C                11,320
                                                                                          E                   128
     Capital in excess of par value                                           24,421,728  D            (7,491,300)       29,414,001
                                                                                          C            12,483,573
                                                                                          E               256,872
     Investment in corporation being acquired                                 (7,497,950) D             7,497,950
     Receivable from stockholders                                               (500,000)                                  (500,000)
     Retained deficit                                                         (4,527,812)                                (4,527,812)
                                                                              ------------------------------------------------------
        TOTAL STOCKHOLDERS' EQUITY                                            11,914,740               12,752,005        24,666,745

                TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $      12,185,495        $      23,897,005    $   36,082,500
                                                                              ======================================================

            See notes to Pro Forma Consolidated Financial Statements

                                       30

                      MAGNUM PETROLEUM, INC. AND SUBSIDIARY
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                   (unaudited)



                                                                 For the Twelve Months ended December 31, 1994
                                  --------------------------------------------------------------------------------------------------

                                       Magnum         Hunter       Arrington        Reef         Tana         Pro forma     Combined
                                    Historical     Historical     Historical      Historical    Historical    Adjustments  Pro forma
                                  --------------------------------------------------------------------------------------------------

Revenues:
Gas gathering and marketing          $         $    443,000   $            $               $               $           $    443,000
Oil and gas sales                     729,478       581,000       563,000       1,446,000      3,176,000                  6,495,478
Oil field services and Commissions                1,122,000                                               (G) 48,000      1,170,000
Other oil and gas related services     15,704                                                                                15,704
Interest                               51,506        26,000                                                                  77,506
Other                                               184,000                                                                 184,000
                                 ---------------------------------------------------------------------------------------------------
           TOTAL REVENUES

                                     796,688      2,356,000      563,000        1,446,000      3,176,000      48,000      8,385,688
                                 ---------------------------------------------------------------------------------------------------

Expenses:
Purchases of natural gas                           262,000                                                                  262,000
Pipeline operations                                 76,000                                                                   76,000
Lease operating                      317,761       412,000       153,000         327,000        674,000                   1,883,761
Cost of services                                   654,000                                                                  654,000
Cost related to other services         6,631                                                                                  6,631
Depreciation, depletion,
amortization and impairment          243,180       263,000                                                (H) 1,844,378   2,350,558
General and administrative           768,838       513,000                                                (I)    38,000   1,319,838
Interest                               6,660        44,000                                                (J)   543,000     593,660
Legal settlement expenses                          117,000                                                                  117,000
                                 ---------------------------------------------------------------------------------------------------

           TOTAL EXPENSES

                                   1,343,070     2,341,000       153,000         327,000        674,000       2,425,378   7,263,448
                                 ---------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                   (546,382)       15,000       410,000       1,119,000      2,502,000      (2,377,378)  1,122,240

     PREFERRED DIVIDENDS            (579,325)       (9,000)                                               (K)  (123,000)   (711,325)
                                 ---------------------------------------------------------------------------------------------------
NET INCOME (LOSS) APPLICABLE
TO  COMMON STOCK
                              $   (1,125,707) $      6,000   $   410,000  $    1,119,000  $   2,502,000   $  (2,500,378)  $ 410,915
                                 ---------------------------------------------------------------------------------------------------


NET INCOME PER SHARE
(primarily and fully diluted) $      (.11)    $      -                                                                   $      .04
                                 ---------------------------------------------------------------------------------------------------



                                   See notes to Pro Forma Consolidated Financial Statements

                                                                 31

                           MAGNUM PETROLEUM, INC. AND SUBSIDIARY
                       PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                         (unaudited)

                                                             or the Nine Months ended September 30, 1995
                                   -------------------------------------------------------------------------------------------------

                                    Magnum        Hunter        Arrington        Reef           Tana        Pro forma      Combined
                                   Historical     Historical    Historical     Historical     Historical   Adjustments     Pro forma
                                   -------------------------------------------------------------------------------------------------
Revenues:
Gas gathering and marketing         $            $ 144,000      $              $              $              $         $    144,000
Oil and gas sales                     459,000      708,000        123,000       859,000     1,495,000                    3 ,644,000
Oil field services and  commissions                409,000                                             (G) 11,000           420,000
Other oil and gas related services     26,097                                                                                26,097
Interest                              120,022       20,000                                                                  140,022
    Other                                          271,000                                                                  271,000
                                   -------------------------------------------------------------------------------------------------
          TOTAL REVENUES
                                      605,119    1,552,000        123,000       859,000     1,495,000      11,000         4,645,119
                                   -------------------------------------------------------------------------------------------------


Expenses:
Purchases of natural gas                            83,000                                                                   83,000
Pipeline operations                                 41,000                                                                   41,000
Lease operating                       144,656      329,000         32,000       225,000       531,000                     1,261,656
Cost of services                                   299,000                                                                  299,000
Costs related to other services        26,178                                                                                26,178
Depreciation, depletion,
 amortization and impairment          137,807      284,000                                             (H)   1,007,465    1,429,272
     General and administrative       689,133      349,000                                             (I)      26,000    1,064,133
     Interest                           2,956      129,000                                             (J)     493,000      624,956
     Other                             32,879                                                                                32,879
                                   -------------------------------------------------------------------------------------------------
          TOTAL EXPENSES
                                    1,033,609    1,514,000         32,000       225,000       531,000        1,526,465    4,862,074
                                   -------------------------------------------------------------------------------------------------


NET INCOME (LOSS)                    (428,490)      38,000         91,000       634,000       964,000        (1,515,465)   (216,955)

PREFERRED DIVIDENDS                  (439,915)                                                         (K)      (92,256)   (532,171)
                                   -------------------------------------------------------------------------------------------------
NET INCOME (LOSS) APPLICABLE
   TO COMMON SHARES               $  (868,405)  $   38,000    $    91,000    $  634,000   $   964,000   $    (1,607,721) $ (749,126)
                                  ==================================================================================================

NET INCOME PER SHARE
(primarily and fully diluted)     $    (.07)     $     -                                                                  $    (.07)
                                  --------------------------------------------------------------------------------------------------


                     MAGNUM PETROLEUM, INC. AND SUBSIDIARY.

              Notes to Pro Forma Consolidated Financial Information

A) To adjust the Hunter assets and liabilities acquired to estimated fair market value ("FMV"). Adjustments to the net book value of Hunter's assets and liabilities were made as follows:


                                                     Accumulated
                                                        DD&A              FMV
                                                     Eliminated       Adjustment
                                                --------------------------------

Notes and accounts receivable                  $    -         $        (166,000)
Oil and gas properties                          (4,548,000)           5,582,888
Pipeline                                          (251,000)            (599,000)
Other property                                    (135,000)            (135,000)

Accounts payable and accrued liabilities             -                 (100,000)
                                                --------------------------------

       Total                                   $  (4,934,000) $       4,582,888
                                                --------------------------------


B) To record the excess of the consideration paid for Hunter over the estimated value of Hunter's identifiable assets.Such excess was $975,000.

C) To record the issuance of 5,085,077 restricted shares of common stock ($.002 par value) and 111,825 shares of Series C preferred stock ($.001 par value) to Hunter for subsequent distribution to its common and preferred shareholders. Additionally, 575,000 shares of restricted common stock were issued as a direct cost to Magnum of making the acquisition of the Hunter subsidiaries, which has resulted in recording an estimated value of the net assets of $12,495,005. The shares were valued based on the appropriate quoted value adjusted for a one-third discount to account for the large number of shares issued in the transaction compared to normal trading activity.

D) Eliminate original recording by Magnum of the Hunter acquisition and to reclassify costs incurred related to the Hunter acquisition to oil and gas properties.

E) To record Hunter's acquisition of oil and gas properties on October 25, 1995 for $2,315,000 comprised of $2,058,000 funded by a borrowing from an existing line of credit and 64,176 shares of restricted common stock of Magnum valued at $257,000.

F) To record Hunter's acquisition of oil and gas properties on November 9, 1995 for $4,229,000 funded by a $3,104,000 borrowing from an existing line of credit and the issuance of a note payable to the previous owner in the amount of $1,125,000.

G) To reflect overhead fee income charged to outside owners on the acquired properties for which operating rights were also acquired. The overhead fee income generated by the Arrington acquisition was estimated at $43,000 and $7,000 for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively.
           The remainder of $5,000 and $4,000 arose from the Reef acquisition.

H) To reflect additional depreciation and depletion on oil and gas properties as recalculated using the full cost method.

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARY.

              Notes to Pro Forma Consolidated Financial Information


I) To reflect additional estimated general and administrative costs associated with the increase in the number of properties and the assumption of operator's duties on the acquired properties. The estimated additional general and administrative expense for the Arrington acquisition was $6,000 and $2,000 for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively. An additional $12,000 and $9,000, respectively, arose from the Reef acquisition, while the Tana acquisition accounted for $20,000 and $15,000, respectively.

J) To reflect the additional interest expense associated with the financed portion of the acquisitions referred to in Notes E and F. The estimated interest expense for the Arrington acquisition amounted to $120,000 and $32,000 for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively. The Reef acquisition amounted to $169,000 and $170,000 for the respective periods, while the Tana acquisition amounted to $254,000 and $291,000, respectively.

K) To reflect preferred stock dividends associated with the preferred shares issued as a part of Magnum's acquisition of Hunter.

L) To record the estimated deferred income taxes associated with Magnum's acquisition of Hunter.

                        REPORT OF INDEPENDENT ACCOUNTANTS



Board of Directors and Stockholders
Magnum Petroleum, Inc.

We have audited the accompanying consolidated balance sheet of Magnum Petroleum, Inc. and Subsidiary as of December 31, 1994, and the related consolidated statements of operations, cash flows, and stockholders' equity for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Magnum Petroleum, Inc. and Subsidiary as of December 31, 1994, and the results of their operations and their cash flows for the years ended December 31, 1994 and 1993, in conformity with generally accepted accouting principles.

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for oil and gas producing operations from the successful efforts method to the full cost method.



                            HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 26, 1995,  except for Note 2,
as to which the date is September 29, 1995

                      MAGNUM PETROLEUM, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                                             September 30,
                                                                                                 1995               December 31,
                                                                                              (unaudited)               1994
                                                                                         -------------------------------------------

                                         ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                           $     2,383,539          $   1,644,519
     Short term investments                                                                          -                   23,375
     Trade accounts receivable, net of allowance for doubtful accounts of $500                   118,994                 72,783
     Other receivable                                                                              9,845                     -
     Note receivable                                                                              91,929                319,206
     Costs in excess of billings on uncompleted drilling contracts                                   -                   54,590
     Current portion of long-term note receivable                                                 84,000                     -
                                                                                         -------------------------------------------
TOTAL CURRENT ASSETS                                                                           2,688,307              2,114,473
                                                                                         -------------------------------------------
PROPERTY, PLANT AND EQUIPMENT
     Oil and gas properties, full cost method
          Unproved                                                                                    -                 700,344
          Proved                                                                              10,640,485              7,932,496
     Other property                                                                               74,272                169,285
          TOTAL PROPERTY, PLANT AND EQUIPMENT                                                 10,714,757              8,802,125
     Accumulated depreciation, depletion and impairment                                       (1,638,377 )           (1,547,647)
          NET PROPERTY, PLANT AND EQUIPMENT                                                    9,076,380              7,254,478
                                                                                         -------------------------------------------
OTHER ASSETS
     Cash and deposits - restricted                                                              200,000                     -
     Deposits and other assets                                                                     8,347                  8,971
     Costs related to corporations acquired                                                       86,883                     -
     Investments in securities                                                                    44,440                 66,660
     Long-term note receivable, net of imputed interest                                           81,138                     -
     Funds segregated for settlement of note payable                                                  -                 130,000
                                                                                         -------------------------------------------
                                      TOTAL ASSETS                                  $         12,185,495   $          9,574,582
                                                                                         ===========================================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                                                $            120,844   $            551,911
     Trade accounts payable                                                                        3,359                 48,183
     Accrued liabilities                                                                         146,552                143,579
     Dividends payable                                                                                -                 173,925
                                                                                         -------------------------------------------
     Notes payable, current                                                                      270,755                917,598
                                                                                         -------------------------------------------
          TOTAL CURRENT LIABILITIES

LONG-TERM NOTES PAYABLE                                                                               -                  11,675
                                                                                         -------------------------------------------
STOCKHOLDERS' EQUITY
    Preferred stock - $.001 par value; 10,000,000 authorized
          216,000 designated as Series A; 80,000 shares issued and outstanding                        80                     80
           925,000  designated  as Series B; 62,050 and 64,050 shares issued and
           outstanding, respectively                                                                  62                     64
           625,000 designated as Series C; 513,175 and 501,725 shares issued and
           outstanding, respectively                                                                 513                    502
   Common stock - $.002 par value;  50,000,000 shares  authorized
           9,059,269 and 4,537,045 shares issued and outstanding, respectively                    18,119                  9,074
   Additional paid-in capital                                                                 24,421,728             12,606,305
    Investment in corporations being acquired                                                 (7,497,950)                    -
    Deferred costs of warrant exercise offering                                                       -                (240,281)
    Accumulated deficit                                                                       (4,527,812)            (3,659,407)
    Receivable from stockholders                                                                (500,000)               (62,500)
    Unrealized loss on investments                                                                    -                  (8,528)
                                                                                         -------------------------------------------
         TOTAL STOCKHOLDERS' EQUITY                                                           11,914,740              8,645,309
                                                                                         -------------------------------------------
                      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $       12,185,495      $       9,574,582
                                                                                         ===========================================

The accompanying notes are an integral part of these consolidated financial statements

                      MAGNUM PETROLEUM, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     For the Nine Months Ended                For the Years Ended
                                                                           September 30,                          December 31,
                                                                 -------------------------------------------------------------------

                                                                         1995             1994
                                                                     (unaudited)      (unaudited)           1994             1993
                                                                 -------------------------------------------------------------------
OPERATING REVENUE
     Oil and gas sales                                             $    459,000    $     592,038    $     729,478    $     308,524
     Other oil and gas related services                                  26,097           19,059           15,704           22,553
                                                                 -------------------------------------------------------------------
          TOTAL OPERATING REVENUE                                       485,097          611,097          745,182          331,077
                                                                 -------------------------------------------------------------------
OPERATING COSTS AND EXPENSES
     Oil and gas production                                             144,656          186,583          317,761          173,287
     Costs related to other services                                     26,178            1,719            6,631                -
     Depreciation and depletion                                         137,807          205,069          243,180           85,809
     General and administrative                                         689,133          435,330          768,838          785,471
                                                                 -------------------------------------------------------------------
         TOTAL OPERATING COSTS AND EXPENSES                             997,774          828,701        1,336,410        1,044,567
                                                                 -------------------------------------------------------------------
OPERATING LOSS                                                         (512,677)        (217,604)        (591,228)        (713,490)

INTEREST INCOME                                                         120,022           69,664           51,506           32,425
INTEREST EXPENSE                                                         (2,956)          (2,411)          (6,660)         (20,854)
DISPOSITION OF ASSETS                                                   (32,879)               -                -                -
                                                                 -------------------------------------------------------------------
LOSS FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                               (428,490)        (150,351)        (546,382)        (701,919)
PROVISION FOR INCOME TAXES                                                   -                -                -            (5,445)

LOSS FROM CONTINUING OPERATIONS                                        (428,490)        (150,351)        (546,382)        (707,364)

DISCONTINUED OPERATIONS
     Loss from operations                                                    -                -                -            (7,591)
     Gain on disposal                                                        -                -                -            21,229
                                                                 -------------------------------------------------------------------
NET LOSS                                                               (428,490)        (150,351)        (546,382)        (693,726)

DIVIDENDS APPLICABLE TO PREFERRED
     SERIES B AND SERIES C SHARES                                       439,915          435,715          579,325          109,090
                                                                 -------------------------------------------------------------------
NET LOSS APPLICABLE TO COMMON SHARES                               $   (868,405)    $   (586,066)     $(1,125,707)    $   (802,816)
                                                                 ===================================================================

LOSS PER COMMON SHARE
     Loss from Continuing Operations                               $      (0.16)    $      (0.15)     $     (0.27)    $      (0.28)
     Gain (Loss) From Discontinued Operations                      $          -                -                -           21,229
                                                                  ------------------------------------------------------------------
                                                                   $      (0.16)    $      (0.15)     $     (0.27)    $      (0.28)
                                                                 ===================================================================
COMMON SHARES USED IN PER SHARE CALCULATION                           5,383,238        3,998,220        4,166,822        2,913,470
                                                                 ===================================================================

The accompanying notes are an integral part of these consolidated financial statements

                      MAGNUM PETROLEUM, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993 AND
              THE NINE MONTHS ENDED SEPTEMBER 30, 1995 (unaudited)


                                                                               Shares          Amount         Additional
                                                                             Issued and        at Par         Paid-In
                                                                             Outstanding       Value          Capital        Total
                                                                           ---------------------------------------------------------

Preferred Stock - $0.001 par value
Series A
 Balance- December 31, 1992, 1993, 1994 and September 30,1995 (un$udited)    80,000               80      $   699,137   $   699,217
Series B                                                                  ---------------------------------------------------------
 Balance - December 31, 1992                                                213,500              214          412,524       412,738
 Issued for cash                                                             35,000               35          594,635       594,670
 Conversion into 521,858 common shares                                     (173,950)            (174)        (335,417)     (335,591)
                                                                          ----------------------------------------------------------
 Balance - December 31, 1993                                                 74,550               75          671,742       671,817
 Conversion into 5,250 common shares                                        (10,500)             (11)         (98,522)      (98,533)
                                                                          ----------------------------------------------------------
 Balance - December 31, 1994                                                 64,050               64          573,220       573,284
 Conversion into 1,000 common shares                                         (2,000)              (2)         (21,021)      (21,023)
                                                                          ----------------------------------------------------------
 Balance - September 30, 1995 (unaudited)                                    62,050               62          552,199       552,261
Series C
 Issued for cash, net of $798,842 offering costs                            517,500              518        4,375,640     4,376,158
                                                                          ----------------------------------------------------------
 Balance - December 31, 1993                                                517,500              518        4,375,640     4,376,158
 Conversion into 120,075 common shares                                      (40,025)             (40)        (337,887)     (337,927)
 Issued for cash upon exercise of representatives' warrants                  24,250               24          290,976       291,000
                                                                          ----------------------------------------------------------
 Balance - December 31, 1994                                                501,725              502        4,328,729     4,329,231
 Conversion into 27,900 common shares                                        (9,300)              (9)         (80,237)      (80,246)
 Issued for cash upon exercise of representatives' warrants                  20,750               20          248,979       248,999
                                                                          ----------------------------------------------------------
    Balance - September 30, 1995 (unaudited)                                513,175              513        4,497,471     4,497,984
                                                                          ----------------------------------------------------------
        Total Preferred Stock - September 30, 1995 (unaudited)              655,225              655        5,748,807     5,749,462
                                                                          ==========================================================

Common Stock - $0.002 par  value
Balance - December 31, 1992                                               2,378,987            4,758        3,745,988     3,750,746
Issued for services                                                           4,000                8           15,992        16,000
Issued for cash                                                             340,000              680           99,800       100,480
Issued for notes receivable                                                 250,000              500          499,500       500,000
Reacquired and canceled in sale of discontinued operations                  (62,500)            (125)         (62,375)      (62,500)
Issued to acquire oil and gas property                                       40,000               80          119,920       120,000
Conversion of 173,950 Series B preferred shares to common                   521,858            1,044          334,547       335,591
                                                                         -----------------------------------------------------------
Balance - December 31, 1993                                               3,472,345            6,945        4,753,372     4,760,317
Issued for notes receivable                                                 150,000              300          187,200       187,500
Adjustment of price of stock previously issued for notes receivable              -                -          (187,500)     (187,500)
Conversion of 10,500 Series B preferred shares to common                      5,250               11           98,522        98,533
Conversion of 40,025 Series C preferred shares to common                    120,075              240          337,687       337,927
Issued to acquire oil and gas properties                                    613,000            1,226        1,232,274     1,233,500
Issued in exchange for production certificates,
net of $42,824 offering costs                                               176,375              352          583,664       584,016
                                                                         -----------------------------------------------------------
Balance - December 31, 1994                                               4,537,045            9,074        7,005,219     7,014,293
Conversion of 2,000 Series B preferred shares to common                       1,000                2           21,021        21,023
Conversion of 9,300 Series C preferred shares to common                      27,900               56           80,190        80,246
Issued for cash upon exercise of representatives' warrants
 net of $490,769 offering costs                                             833,324            1,667        2,840,951     2,842,618
Issued to acquire oil and gas properties                                    205,000              410          717,090       717,500
Issued as compensation to directors                                           5,000               10           17,400        17,410
Issued to shareholders as collateral on Series B production certificates    125,000              250          499,750       500,000
Issued to acquire corporations                                            3,325,000            6,650        7,491,300     7,497,950
                                                                        ------------------------------------------------------------
          Balance - September 30, 1995 (unaudited)                        9,059,269           18,119       18,672,921    18,691,040
                                                                        ============================================================
Total Preferred Stock, Common Stock and Additional
    Paid-In Capital - September 30, 1995                                              $       18,774    $  24,421,728  $ 24,440,502
                                                                                      ==============================================

              The accompanying notes are an integral part of these
                        consolidated financial statements

                         MAGNUM PETROLEUM AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993 AND
              THE NINE MONTHS ENDED SEPTEMBER 30, 1995 (unaudited)



                                                                                September 30,
                                                                                     1995                       December 31,
                                                                                 (unaudited)       ---------------------------------
                                                                             -------------------------------------------------------
                                                                                                        1994                1993
                                                                                                   ---------------------------------
Total Preferred Stock, Common Stock and Additional Paid-In Capital           $    24,440,502     $   12,616,025     $    10,507,509
                                                                             -------------------------------------------------------
Investment in corporations being acquired
     Balance at Beginning of Period                                                       -                  -                   -
     Acquisition of corporations                                                  (7,497,950)                -                   -
                                                                             -------------------------------------------------------
     Balance at End of Period                                                     (7,497,950)                -                   -

Deferred Cost of Warrant Offering
     Balance at Beginning of Period                                                 (240,281)                -                   -
     Costs incurred                                                                 (250,488)          (240,281)                 -
     Costs offset against proceeds of offering                                       490,769                 -                   -
                                                                             -------------------------------------------------------

Balance at End of Period                                                                  -            (240,281)                 -
                                                                             -------------------------------------------------------
Accumulated Deficit
     Balance at Beginning of Period                                               (3,659,407)        (2,533,700)         (1,730,884)
     Net Loss                                                                       (428,490)          (546,382)           (693,726)
     Dividends                                                               -------------------------------------------------------
          Preferred stock, Series B                                                  (16,462)           (25,173)            (41,815)
          Preferred stock, Series C                                                 (423,453)          (554,152)            (67,275)
                                                                             -------------------------------------------------------
                 Total Dividends                                                    (439,915)          (579,325)           (109,090)
                                                                             -------------------------------------------------------
          Balance at End of Period                                                (4,527,812)        (3,659,407)         (2,533,700)
                                                                             -------------------------------------------------------
Receivable From Stockholders
     Balance at Beginning of Period                                                  (62,500)          (465,645)                 -
     Common shares issued for receivable                                            (500,000)          (187,500)           (500,000)
     Adjustment of price of stock previously issued for notes receivable                  -             187,500                  -
     Interest accrued                                                                     -             (11,355)            (15,645)
     Payments received                                                                62,500            414,500              50,000
                                                                             -------------------------------------------------------
     Balance at End of Period                                                       (500,000)           (62,500)           (465,645)
                                                                             -------------------------------------------------------
Unrealized Loss on Investments
     Balance at Beginning of Period                                                   (8,528)                -                   -
     Net Change                                                                        8,528             (8,528)                 -
                                                                             -------------------------------------------------------
     Balance at End of Period                                                             -              (8,528)                 -

Total Stockholders' Equity at End of Period                                 $     11,914,740    $     8,645,309    $      7,508,164
                                                                             =======================================================


              The accompanying notes are an integral part of these
                       consolidated financial statements

                      MAGNUM PETROLEUM, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)



                                                                                          Nine Months Ended September 30,
                                                                               -----------------------------------------------------

                                                                                            1995                1994
                                                                               -----------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

NET LOSS                                                                       $          (428,490) $         (150,351)
     Adjustments to reconcile net income to net cash
          provided by operating activities:
     Depreciation and depletion                                                            137,807             205,069
     Change in assets and liabilities
          (Increase) decrease in short term investments                                     23,375                  -
          (Increase) decrease in accounts receivable                                       (56,056)         (1,102,499)
          (Increase) decrease in notes receivable                                           62,139                  -
          (Increase) decrease in prepaid expenses                                               -               11,090
          (Increase) decrease in costs in excess of billings on
                 uncompleted drilling contracts                                             54,590                  -
          (Increase) decrease in deposits and other assets                                     624              16,327
          Increase (decrease) in trade accounts payable                                   (431,067)            462,075
          Increase (decrease) in accrued liabilities                                       (44,824)           (113,519)
          Increase (decrease) in dividends payable                                           2,973              63,779
                                                                               -----------------------------------------------------
NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES                                      (678,929)           (608,029)
                                                                               -----------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and equipment, net                                           (1,215,797)         (1,393,389)
     Deposits for acquisition of properties and equipment                                 (200,000)                 -
     Costs related to corporations acquired                                                (86,883)                 -
     Purchase of securities                                                                     -              (29,361)
                                                                               -----------------------------------------------------
NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES                                    (1,502,680)         (1,422,750)
                                                                               -----------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of common and preferred stock,
         net of offering costs                                                           3,331,898                  -
     Payments received on notes receivable from shareholders                                62,500             329,500
     Payments of principal on notes payable, net                                           (36,827)            (24,842)
     Dividends paid                                                                       (436,942)           (371,937)
                                                                               -----------------------------------------------------
NET CASH PROVIDED BY (USED FOR)  FINANCING ACTIVITIES                                    2,920,629             (67,279)
                                                                               -----------------------------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                           739,020          (2,098,058)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                           1,644,519           3,385,350
                                                                               -----------------------------------------------------
 CASH AND CASH EQUIVALENTS, END OF PERIOD                                      $         2,383,539  $         1,287,292
                                                                               =====================================================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                       40

                      MAGNUM PETROLEUM, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                       For the Years Ended
                                                                                                            December 31,
                                                                                           -----------------------------------------

                                                                                                        1994       1993
CASH FLOW FROM OPERATING ACTIVITIES:
     Cash received from customers                                                             $      892,458  $     388,782
     Cash paid to suppliers and employees                                                           (917,748)      (964,043)
     Interest received                                                                                40,151         16,780
     Interest paid                                                                                   (16,035)       (11,479)
     Income taxes paid                                                                                    -          (5,445)
                                                                                           -----------------------------------------
     Net Cash Provided By (Used By) Operating Activities                                              (1,174)      (575,405)
                                                                                           -----------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property and equipment                                                    650,041        133,094
     Payments to purchase property and equipment                                                  (1,945,093)    (1,248,839)
     Purchase of short-term investments                                                              (31,903)            -
     Loan made for promissory note receivable                                                       (319,206)            -
     (Increase) Decrease in deposits and other assets                                                 33,117        (27,734)
     Decrease in other receivables                                                                        -          26,487
     Disposition of assets of discontinued assets                                                         -         (12,490)
                                                                                           -----------------------------------------
     Net Cash Used By Investing Activities                                                        (1,613,044)    (1,129,482)
                                                                                           -----------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of common and preferred stock,
          net of offering costs                                                                      145,594      5,121,308
     Proceeds from borrowings                                                                             -         300,000
     Payments received on notes receivable from shareholders                                         414,500             -
     Payments of amounts due to affiliates                                                                -         (30,000)
     Payments of principal on notes payable                                                          (46,663)      (374,456)
     Increase in segregated funds for payments of notes payable                                     (130,000)            -
     Dividends paid                                                                                 (510,044)       (47,650)

     Net Cash Provided By (Used By) Financing Activities                                            (126,613)     4,969,202
                                                                                           -----------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                              (1,740,831)     3,264,315
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                   3,385,350        121,035
                                                                                           -----------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                 $       1,644,519  $   3,385,350
                                                                                           =========================================
RECONCILIATION OF NET LOSS TO NET CASH PROVIDED BY
     (USED BY) OPERATING ACTIVITIES
     Net loss                                                                              $       (546,382)  $    (693,726)
     Depreciation and depletion                                                                     243,180          85,809
     Changes in certain assets and liabilities
          Accounts receivable                                                                       (27,724)        (13,671)
          Prepaid expenses                                                                               -          (94,875)
          Costs in excess of billings on uncompleted drilling contracts                             (54,590)             -
          Accounts payable and accrued liabilities                                                  366,066          53,311
     Interest accrued on notes receivable from stockholders                                         (11,355)        (15,645)
     Common stock issued for services                                                                    -           16,000
     Gain on sale of investments                                                                         -               -
     Other                                                                                          29,631           87,392
                                                                                           -----------------------------------------
                                                                                           $        (1,174)   $    (575,405)
                                                                                           =========================================

                      MAGNUM PETROLEUM, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (Information as of September 30, 1995
                    and with respect to the Nine Months Ended
                    September 30, 1995 and 1994 is unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
- ------------
Magnum Petroleum, Inc. (the "Company") is incorporated under the laws of the state of Nevada. The Company is engaged in the acquisition of oil and gas mineral properties, the exploration and development of such properties by drilling new wells and reworking existing wells, and operating wells for the production of oil and gas. In conjunction with the above activities, the Company is licensed to operate a commercial salt water disposal facility in the state of Oklahoma and as an operator of oil and gas properties in the states of Oklahoma and Texas. The Company also owns interests in oil and gas properties in these states as well as New Mexico and California for which the Company is not the operator.

Consolidation
- -------------
The accompanying consolidated financial statements include the accounts of Magnum Petroleum, Inc. and its wholly-owned subsidiary, Cushing Disposal, Inc. During the year ended December 31, 1993, the Company's investment in Magnum Real Estate was disposed (see Note 4). Those operations are presented in the statement of operations as discontinued operations for the period from January 1993 through June 1993. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications have been made to the consolidated financial statements of the prior year to conform with the current presentation.

Cash and Cash Equivalents
- -------------------------
The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company has cash deposits in excess of federally insured limits.

Investments
- -----------
In 1994, the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under
this standard, the equity securities held by the Company that have readily determinable fair values are current assets classified as available-for-sale and are measured at fair value at the balance sheet date. Unrealized gains and losses for these investments are reported as a separate component of stockholders' equity. Investments in equity securities for which sale within one year is restricted by governmental securities regulations are carried at historical cost and are classified as non-current assets.

Oil and Gas Producing Operations
- --------------------------------
The Company follows the full-cost method of accounting for oil and gas properties, as prescribed by the Securities and Exchange Commission ("SEC"). Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Cost directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization base until the related properties are evaluated. Such unproved properties are assessed periodically and a provision for impairment is made to the full-cost amortization base when appropriate. Sales of oil and gas properties are credited to the full-cost pool unless the sale would have a significant effect on the amortization rate. Abandonments of properties are accounted for as adjustments to capitalized costs with no loss recognized. The Company's unproved properties that are excluded from the amortization base were $867,096 and $700,344 at September 30, 1995 and December 31, 1994, respectively.

The net capitalized costs are subject to a "ceiling test," which limits such costs to the aggregate of the estimated present value of future net revenues from proved reserves discounted at ten percent based on current economic and operating conditions.

Drilling Operations
- -------------------
Fees from fixed-price contracts with other working interest owners to drill, complete and place oil and gas wells into production less related costs are accounted for as adjustments to oil and gas properties.

Other Oil and Gas Related Services
- ----------------------------------
Other oil and gas related services consist largely of fees earned from the Company's salt water disposal facility. Such fees are recognized in the month the disposal service is provided.

Loss Per Common Share
- ---------------------
Loss per common share is based on the weighted average number of shares of common stock outstanding. Convertible securities and warrants were anti-dilutive and were not included in the calculation of loss per common share.

Segment Information
- -------------------
Losses from continuing operations resulted wholly from oil and gas operations within the United States.

Deferred Cost of Warrant Exercise Offering
- ------------------------------------------
The Company incurred costs to update its registration statement relating to Series C preferred stock that is convertible into common stock and relating to common stock purchase warrants. The Company made an offer to the warrant holders allowing them to exercise their warrants at a discount through February 16, 1995. As presented in Note 13, certain of the common stock purchase warrants were exercised prior to the expiration of the discount period. The Company had deferred direct costs as of December 31, 1994 related to the discounted warrant exercise offering and offset the costs of the offering against the proceeds received in 1995 from the exercise of the warrants.

Unaudited Information
- ---------------------
The accompanying financial information as of September 30, 1995 and for the nine month periods ended September 30, 1995 and 1994 has been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Those financial statements reflect all adjustments, consisting of normal recurring accruals which are, in the opinion of management, necessary to fairly present such information in accordance with generally accepted accounting principles.

During the nine months ended September 30, 1995, the Company changed its method of accounting for cash flows from operating activities from the direct method to the indirect method. Prior periods have not been restated for the effects of the change.

NOTE 2--CHANGE IN ACCOUNTING METHOD

The Company accounted for its oil and gas producing activities using the successful efforts method from inception through June 30, 1995. However, the full cost method has subsequently been adopted. The Company is of the opinion that the full cost method of accounting is preferable to the successful efforts method of accounting for its oil and gas activities for the following reasons:

  (1) The Company recently acquired the subsidiaries of Hunter (See note 3), which comprise corporations engaged in oil and gas related activities and which utilize the full cost method of accounting for these activities. For both legal and accounting purposes, the Company is the acquiring entity; however, the subsidiaries are increasing their oil and gas activities and have more proved oil and gas reserves than the Company. Furthermore, management of Hunter will become the management of the Company after completion of the acquisition. One of the Hunter subsidiaries specializes in the management of oil and gas properties and all future accounting functions and financial reporting will be undertaken by the subsidiaries' personnel. The individuals employed by the subsidiaries will comprise the vast majority of the Company's employees and the Company believes that by allowing these employees and Hunter's management to continue to use the full cost method, it would greatly benefit in accurately reporting on its oil and gas operations.

  (2) The subsidiaries have established a relationship with lending sources which the Company intends to continue to utilize and expand upon. These sources are accustomed to evaluating the subsidiaries' financial statements on the full cost method of accounting. The Company intends to request additional borrowing arrangements from these lenders and believes that it is desirable for these lending sources to review financial statements prepared on a consistent basis.

  (3) The Company occasionally engages in turnkey drilling activities and in the sale of oil and/or gas prospects. The Company believes that these activities are secondary to its primary oil and gas operations. However, in accounting for these activities utilizing the successful efforts method of accounting, 47% of the Registrant's operating revenue during 1994 and 66% of its operating revenue on an unaudited basis during the first six months of 1995 came from such secondary sources. Knowing that the successful efforts method permits the recognition of revenue from such secondary sources, the Registrant has sought for and has engaged in turnkey drilling activities and in the sale of oil and/or gas prospects to effect the results of its operations. The Company's use of the successful efforts method, although allowed by generally accepted accounting principles, has resulted in peaks and valleys in operating results for previous accounting periods. The full cost method of accounting would require that these activities be spread over a period of time, and if profitable, recognized through a reduction of the cost per unit of oil and gas produced. Thus the full cost method avoids the large variances in revenue and associated expenses which the Registrant has previously reported in its quarterly and annual financial statements.

The accompanying financial statements have been restated to apply the full cost method retroactively. This change in accounting principle has no significant effect on income taxes. The effect of the accounting change on net loss and accumulated deficit as previously reported for the respective periods is:

                                              Nine Months Ended           Year Ended
                                             September 30, 1994           December 31,
                                                 (Unaudited)        1994             1993
                                                 -----------        ----             ----
Statement of Operations:
Net Loss as Previously Recorded                $   146,300    $  (1,258,808)    $ (1,489,929)

Adjustment For Effect of Change in
Accounting Principle that is Applied
 Retroactively                                 $  (296,651)   $     712,426     $    796,203

Net Loss as Adjusted                           $  (150,351)   $    (546,382)    $   (693,726)

Per Share Amounts:

Net Loss as Previously Reported
                                               $      (.07)   $        (.44)    $       (.55)
Adjustment For Effect of a Change in
 Accounting Principle that is Applied
 Retroactively                                 $      (.08)   $         .17     $        .27

Net Loss as Adjusted                           $      (.15)   $        (.27)    $       (.28)

Common Shares Used in Per
Share Calculation                                  3,998,220          4,166,822          2,913,470

                                       45




                                                   Nine  Months Ended
                                                      September 30,                         Year Ended
                                                      (Unaudited)                          December 31,
                                               1995               1994                1994           1993
                                          --------------      ------------        -------------   ------------

Statement of Accumulated Deficit:
Balance at Beginning of Period as
Previously Reported                       $ (4,166,058)     $ (2,327,925)       $ (2,327,925)  $   (728,906)

Add Adjustment for the
Cumulative
 Effect on Prior Years of Applying        $    506,651      $   (205,775)       $   (205,775)  $ (1,001,978)
 Retroactively the Full Cost
Method

Balance at Beginning of Period,
as Adjusted                               $ (3,659,407)     $ (2,533,700)       $ (2,533,700)  $ (1,730,884)

Net Loss                                  $   (428,490)     $   (150,351)       $   (546,832)  $   (693,726)

Preferred Dividends                       $   (439,915)     $   (435,715)       $   (579,325)  $   (109,090)

Balance at End of Year                    $ (4,527,812)     $ (3,119,766)       $ (3,659,407)  $ (2,533,700)


NOTE 3--ACQUISITIONS AND DISPOSITIONS

The Company has acquired properties through the issuance of both cash and its common stock. During the year ended December 31, 1993, the Company acquired one property in this manner. The purchase price amounted to $460,000 of which $350,000 was paid in cash and 40,000 shares of the Company's common stock was issued, based on a value of $3.00 per share or $120,000.

During the year ended December 31, 1994, the Company acquired three properties in the same manner. One property was acquired for $888,000, for which the Company paid $200,000 cash and issued 343,000 shares of its common stock, based on a value of $2.00 per share or $686,000. Two other properties were acquired for a total of $692,500. In one transaction, 150,000 shares were issued at $1.25 per share for $187,500 and in the other transaction, 120,000 shares were issued at $3.00 per share for $360,000. In the latter transaction, the Company committed to file a registration statement relating to 40,000 shares, and has agreed to pay all costs relating to the registration of these shares.

During 1994 the Company sold a 20% working interest in unproved oil and gas mineral leases in which the Company has acquired an interest. The Company received cash and 22,220 shares of the common stock of a publicly traded corporation.

During March of 1995, the Company acquired an additional 50 percent working interest (for a total of 100% working interest) in a proved undeveloped oil and gas property on which one well is located. The acquisition cost of this additional interest was $410,000, of which $130,000 was paid in cash and 80,000 shares of the Company's restricted common stock, valued at $3.50 per share, were issued. During April of 1995, the Company also acquired an additional 40 percent working interest (for a total 90% working interest) in a proved undeveloped property on which one well is located. The acquisition cost of this additional interest was $480,000, of which $20,000 was paid in cash and 125,000 shares of the Company's restricted common stock, valued at $3.50 per share, were issued and the transfer of securities, which comprise a portion of the Company's investment in equity securities.

The following summary, prepared on a pro forma basis, presents the results of operations for the year ended December 31, 1993 as if the acquisitions occurred as of the beginning of that year. No producing properties were acquired during 1994; therefore, pro forma operations are unchanged from the 1994 historical operations. The pro forma information includes the effects of adjustments for increased general and administrative expense, interest expense, depreciation, depletion and for income taxes:

                                                                     (Unaudited)
                 Revenue.............................................. $861,660
                 Loss from Continuing Operations...................... (391,294)
                 Net Loss............................................. (377,656)
                 Net Loss Applicable to Common Shares................. (486,746)
                 Net Loss Per Common Share............................ $  (0.17)

The Company executed a definitive agreement on July 21, 1995 to acquire all of the assets, subject to the existing liabilities of Hunter Resources, Inc. ("Hunter"). Pursuant to the agreement, the Company issued, subject to shareholder approval, 2,750,000 shares of its restricted common stock to Hunter in exchange for the assets acquired. In addition, 575,000 shares of restricted common stock were issued as an additional cost of the acquisition.

On December 19, 1995 to be effective December 22, 1995, the Company and Hunter entered into an amended agreement. Under the terms of the amendment, which was executed by Hunter shareholders representing over 50 percent of the common stock of Hunter, an additional 2,335,077 shares of restricted common stock and 111,825 shares of Series C preferred stock were issued to Hunter. The acquisition is to be recorded under the "purchase method" of accounting.

NOTE 4--DISCONTINUED OPERATIONS

In June of 1992, the Company acquired all of the issued and outstanding shares of a corporation, the only asset of which was undeveloped real estate. During June of 1993, the Company sold this corporation to certain of its officers and directors, who were the original owners of the real estate, for essentially the same consideration that the Company paid to acquire this corporation which included the return of 62,500 shares of the Company's common stock and the settlement of a $52,000 obligation owed to the officers and directors. Operations during the period that the Company owned the corporation are reflected as Discontinued Operations in the Statement of Operations.


NOTE 5--NOTES RECEIVABLE

During July of 1994, the Company received an interest bearing note due on May 1, 1995, in exchange for $319,206 paid by the Company. Interest in the amount of $3,000 per month accrued through February 28, 1995 and was paid in March 1995. For the remaining two months, interest in the amount of $4,500 per month was accrued which, along with the principal amount, was paid during May 1995. The note was collateralized by securities, the fair market value of which was less than the amount of the note.

NOTE 6--RELATED PARTY TRANSACTIONS

The Company had a balance due to related parties as of December 31, 1992 of $82,000 which was non-interest bearing and was unsecured. By June 1, 1993, a $30,000 cash payment had been made to reduce the balance to $52,000. The remaining balance was settled as part of the sale disclosed under Note 4 - Discontinued Operations.

During June of 1993, the Company sold 250,000 shares of its common stock at $2.00 per share for a total of $500,000. The purchasers made a 10% down payment of $50,000 and executed notes for $450,000, payable in one year and bearing interest at 6% per annum. During June of 1994, the Company renegotiated the notes and entered into a verbal agreement with another individual whereby $27,000 of interest due on the previous notes was accrued and a new principal amount of $289,500, being a reduction of $160,500 from the original notes, was agreed upon as the amount due to the Company. Additionally, the Company sold this individual 40,000 shares of the Company's common stock at $1.25 per share for net proceeds of $50,000. The full amount of the reduced purchase price was paid during the third quarter of 1994; however, no interest was paid. The Company does not intend to pursue the collection of the unpaid interest from any of the parties involved The net effect of the above transactions was that the Company sold 300,000 shares of its common stock for $350,000 or approximately $1.17 per share.

During June of 1994, the Company also issued 110,000 shares of its common stock pursuant to an agreement to pay the Company within one year of the issuance of the shares, $137,500 and interest at the rate of 5% per annum, which is equivalent to $1.25 per share. Prior to December 31, 1994, the Company had collected $75,000 and subsequently the balance of the note was paid. The Company did not collect any interest due on the Note and does not intend to pursue the collection thereof.

NOTE 7--INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the recognition of a liability or asset, net of a valuation allowance, for the deferred tax consequences of all temporary differences between the tax bases and the reported amounts of assets and liabilities, and for the future benefit of operating loss carryforwards. The tax effects of significant temporary differences and carryforwards are as follows:

                                                            December 31
                                                    -----------     ----------
                                                       1994            1993
                                                    -----------     ----------
Property and equipment, including
 intangible drilling costs. . . . . . . . . . . . . $ (218,231)   $   57,567
                                                    -----------     ----------
Total deferred tax liability . . . . . . . . . . .    (218,231)       57,567
                                                    -----------     ----------

Allowance for doubtful accounts . . . . . . . . . .        160           125
Operating loss carryforwards. . . . . . . . . . . .  1,135,089       447,767
                                                    -----------     ----------
Total deferred tax assets . . . . . . . . . . . . .  1,135,249       447,892
                                                    -----------     ----------

Valuation allowance . . . . . . . . . . . . . . . .   (917,018)     (505,459)
                                                    -----------     ----------

  Net Deferred Tax Liability                        $      -       $     -
                                                    ===========     ==========


The valuation allowance for the deferred tax asset increased $615,871 and $377,350 during the years ended December 31, 1994 and 1993, respectively. The provision for income taxes consisted of current state income taxes of none during the year ended December 31, 1994 and $5,445 during the year ended December 31, 1993.

The Company and its subsidiaries have $3,547,152 of operating loss carryforwards that expire, if unused, in years 2005 through 2009.

NOTE 8--STOCKHOLDERS' EQUITY

Effective June 1, 1993, the Company reduced the number of shares of common stock authorized from 100,000,000 shares to 50,000,000 shares and changed the par value of the common stock from $0.001 to $0.002 per share. At the same time the Company reverse split its common stock whereby for every two $.001 par value shares previously outstanding, one $.002 par value share was issued. The number of shares of $0.001 par value preferred stock authorized was increased from 1,400,000 shares to 10,000,000 shares.

Shares of preferred stock may be issued in such series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors. Of the 10,000,000 shares of $.001 par value preferred stock the Company is authorized to issue, 216,000 shares have been designated as Series A Preferred Stock, 925,000 shares have been designated as Series B preferred stock, and 625,000 shares have been designated as Series C Preferred Stock. Thus, 8,234,000 preferred shares have been authorized for issuance but have not been issued nor have the rights of these preferred shares been designated. No dividends can be paid on the common stock until the dividend requirements of the preferred shares have been satisfied.

Holders of the Series A preferred stock are entitled to receive dividends only to the extent that funds are available from the West Dilley Prospect. Such dividends are limited to $7.50 per share, in the aggregate. Dividend payments to Series A preferred shareholders will be based on 50% of the net operating revenue received by the working interest owners of the West Dilley Prospect. Due to a decline in production from the well located on this prospect, the Company has shut this well in and is no longer producing it. The Series A dividends are not cumulative except for unpaid amounts due from this calculation. No dividends have been paid on the Series A preferred stock. There is no aggregate annual dividend requirement for the Series A preferred stock.

The Series B preferred stock was issued as a unit, comprised of 1,000 shares of Series B preferred stock and 2 production certificates. The Series B preferred stockholders are entitled to receive cumulative dividends of $0.35 annually per share, payable quarterly. The holders of the units are entitled to receive
$10,000 per unit in dividends and in production payments. The production payments were derived from 50% of the Company's net revenue from production of oil and gas.

The Board of Directors  declared  dividends  on the Series B preferred  stock of
$25,172  and  $25,174  for  the  years  ended   December   31,  1994  and  1993,
respectively.

Beginning June 15, 1994, the Company offered to exchange 1,250 shares of common stock for each Series B production certificate. During 1994, 141.1 production certificates were exchanged for 176,375 shares of common stock and the Series B preferred shareholders agreed to convert their Series B preferred shares into common stock at December 31, 1995 if all dividends have been paid through that date.

Separate and apart from the Exchange Offer, two of the Registrant's officers and directors (the "Officers") gave 125,000 shares (the "Stock") of their own common stock of the Registrant to a single individual (the "Individual") who owned approximately 75% of the Series B Production certificates that were exchanged. The Stock is being held by an independent party to this transaction, until it is determined that the dollar amount that would have been received by the
Individual pursuant to payments in accordance with the Series B Production certificates exchanged, is equal to or greater than the cash dividends received and the fair market value of the Exchange Shares, when the Exchange Shares become eligible for sale pursuant to Rule 144 of the Securities Act of 1933. If the Individual has received cash dividends and the fair market value of the Exchange Shares meet the criteria described, then the Stock is returned to the Officers. Inasmuch as the Officers received no benefit whatsoever, the Registrant issued 125,000 shares of its common stock to the Officers in exchange for their assignment to the Registrant of all of the Officers' rights, title and interest in the Stock. The Company has recorded the new shares issued at $4 per share for a total of $500,000 and an offsetting receivable from the individuals in the same amount.
                                       49

The Series C preferred stock is convertible at the option of the holder at any time into three shares of common stock and, after November 12, 1994, will automatically convert into common stock anytime the closing bid price of the common stock equals or exceeds $5.00 per share for twenty consecutive trading days. The Series C preferred stock is redeemable beginning November 12, 1995, at $10.50 per share plus accrued and unpaid dividends. If declared by the Board of Directors, dividends accrue at the annual rate of $1.10 per share, are cumulative from the date of first issuance and are paid quarterly in arrears. The Board of Directors declared dividends on the Series C preferred stock of $554,153 for the year ended December 31, 1994, and $67,275 for the year ended December 31, 1993 ($0.13 per share) which relates to the period from the date of issue of the stock through December 31, 1993. During 1994, 40,025 Series C preferred shares were converted into 120,075 shares of common stock and 24,250 shares of Series C preferred stock were issued upon exercise of representatives' warrants.

Thus, the aggregate annual dividend requirements for the 501,725 shares of Series C preferred stock outstanding at December 31, 1994 amounts to $551,898. Dividends declared on the Series C preferred stock were $439,915 and $435,715 for the nine month periods ended September 30, 1995 and 1994, respectively.

The preferred shareholders are not entitled to vote except on those matters in which the consent of the holders of preferred stock is specifically required by Nevada law. If the Company were to liquidate prior to payment of the full dividend requirements on the preferred stock, the preferred stock would receive a liquidation preference from the liquidation proceeds. The Series A preferred shareholders would receive an amount equal to the lesser of the proceeds from the liquidation of the West Dilley Prospect or the remaining unpaid dividend. The Series C preferred shareholders would receive a liquidation preference of $10.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date. On liquidation, holders of all series of the preferred stock would be entitled to receive the par value, $.001 per share, in preference to the common stock shareholders.

The Series C preferred stock was issued as a unit comprised of one share of Series C preferred stock and warrants to purchase 3 shares of common stock. A total of 1,687,500 warrants were issued and are exercisable at $5.50 per share through November 12, 1998. The Company offered the holders of the warrants a discount period commencing November 15, 1994 and ending February 16, 1995 during which time the warrants could be exercised at $4.00. The warrants are redeemable by the Company at $0.02 per warrant upon 30 day notice at any time after November 12, 1995 or earlier if the closing bid price of the common stock equals or exceeds $6.75 for five consecutive trading days.

The Company granted an unrelated company the right to acquire 100,000 shares of common stock under the terms of a consulting agreement. The rights become exercisable at the rate of 3,325 shares in November 1994, 8,335 shares per month from December 1994 through October 1995 and 4,990 shares in November 1995. The rights are exercisable at $4.125 per share. The rights expire in November 1996 if not exercised by then. All of the rights were outstanding at December 31, 1994 and at September 30, 1995.

During the nine month period ended September 30, 1995, 20,750 representatives' warrants were exercised at $12.00 per warrant resulting in $249,000 of proceeds to the Company. Each warrant entitles the holder to receive one share of Series C preferred stock and 3 common stock warrants exercisable at $4.00 per share through February 1995 and $5.50 thereafter.

During the nine month period ended September 30, 1995, common stock purchase warrants were exercised for 833,324 shares of common stock. The exercise of these warrants resulted in cash proceeds of $3,333,298 to the Company. 9,300 shares of Series C preferred stock have also been converted into 27,900 shares of common stock. The Company issued 5,000 shares of common stock, valued at $3.50 per share to its directors, which resulted in $17,500 of compensation expense in 1995.

NOTE 9--NOTES PAYABLE

Notes payable consist of the following:



                                                                September 30,                     December 31,
                                                                    1995          --------------------------------------------------
                                                                 (unaudited)
                                                             -----------------------------------------------------------------------

                                                                                            1994                1993
                                                                                  --------------------------------------------------
Notes payable to purchase oil and gas property, the
 terms of which were suspended in 1994 awaiting
further developed of the related property.  An
agreement was entered into in 1995 to settle the note
for $130,000.  Funds were segregated at December
31, 1994, in that amount, for payment in 1995                $           -        $         130,000  $          150,000

Notes payable to purchase oil and gas property,
payable in monthly installments of $3,000, including
interests at an imputed rate of 8%                                       -                   26,435              59,237

Notes payable to banks, secured by vehicles,
payable in monthly installments of $1,705, including
interest at 7.5% to 10.75, through April 1998                            -                   29,165              58,860
                                                             -----------------------------------------------------------------------
     Total Notes Payable                                                 -                  185,600             268,097
     Less Current Portion                                                -                  173,925             237,906
                                                             -----------------------------------------------------------------------
     Long-Term Notes Payable                                 $           -        $          11,675  $           30,191
                                                             =======================================================================


As of September 30, 1995, all notes payable had been retired.

NOTE 10--SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES

During 1993 the Company issued 40,000 shares of common stock to acquire oil and gas property and equipment valued at $120,000, executed a $22,500 note payable as partial payment for an automobile, and the received notes receivable in the amount of $500,000 in exchange for issuing 250,000 shares of common stock.

During 1994, the Company purchased oil and gas properties by issuing 613,000 shares of common stock valued at $1,233,500 along with cash in the amount of $200,000. The Company issued 176,375 shares of its common stock, valued at $584,016, in exchange for the production payment interests held by production certificate holders. Shareholders converted 10,500 shares of Series B preferred stock and 40,025 shares of Series C preferred stock into 5,250 and 120,075 shares of common stock, respectively. A vehicle with a carrying value of $10,923 was sold to an officer of the Company with the officer assuming a related note payable in the amount of $10,923. The Company received equity securities with a fair value of $66,660 as partial payment for the sale of property interests. The Company granted shareholders a $187,500 adjustment to the price of common stock previously sold by reducing notes receivable from the shareholders by that amount. Also in 1994, the Company issued 150,000 shares of common stock in exchange for notes receivable from the purchasing shareholders in the amount of $187,500.

During the nine months ended September 30, 1995, property was acquired by issuing $717,500 of common stock and $22,220 of marketable securities; preferred stock was converted to common stock; and common stock was issued for a receivable from a shareholder of $500,000.

NOTE 11--ENVIRONMENTAL ISSUES

Being engaged in the oil and gas exploration and development business, the Company may become subject to certain liabilities as they relate to environmental clean up of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. In the Company's acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during the time that such wells were operated. Should it be determined that a liability exists with respect to any environmental clean up or restoration, the liability to cure such a violation would most likely fall upon the Company. In certain acquisitions the Company has received contractual warranties that no such violations exist, while in other acquisitions the Company has waived its rights to pursue a claim for such violations from the selling party. No claim has been made nor has a claim been asserted, nor is the Company aware of the existence of any liability which the Company may have, as it relates to any environmental clean up, restoration or the violation of any rules or regulations relating thereto.

NOTE 12-LEASE COMMITMENTS

The Company has entered into lease agreements for the use of automobiles and office space. The automobile lease agreements are for a period of three years with an option to purchase the automobiles at the end of the lease term. The office space lease extends through March 1997 with an option to renew the lease for a three year term. The leases have been classified as operating leases. The following is a schedule by years of future minimum lease payments required under the operating lease agreements:

Year Ended December 31:
1995..............................................$     55,279
1996.............................................       58,868
1997............................................        12,953
                                                --------------

Total Minimum Payments Required...................$    127,100
                                                  ============
                                       52

The above minimum lease payments have not been reduced by $18,956 due in the future under cancelable subleases from employees for use of automobiles.
Subsequent to September 30, 1995, the Company moved its offices and was successful in relieving future minimum lease payments included in the above table of $28,704 for 1995 and 1996, and $7,176 for 1997. The term of the new office lease is less than one year.

The following is a schedule of rental expense for operating leases, except those with terms of a month or less that were not renewed:


                                                  For Nine Months Ended                For Years Ended
                                                       September 30,                      December 31,
                                       ---------------------------------------------------------------------------------------------

                                                   1995            1994             1994            1993
                                                (unaudited)     (unaudited)
                                       ---------------------------------------------------------------------------------------------
Minimum rentals....................... $          30,936 $        30,816   $       41,087  $        13,278
Less: Sublease rentals................             4,926           4,896            6,527          -
                                       ---------------------------------------------------------------------------------------------

Net Rental Expense.................... $          26,010 $        25,920   $       34,560  $        13,278
                                       =============================================================================================


                      MAGNUM PETROLEUM, INC. AND SUBSIDIARY
          SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES
                                   (UNAUDITED)


Proved oil and gas reserves consist of those estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Estimates of petroleum reserves have been made by independent engineers. These estimates include reserves in which the Company holds an economic interest under production-sharing and other types of operating agreements. These estimates do not include probable or possible reserves.

Estimated quantities of proved oil and gas reserves of the Company were as follows:

                                                                                                           Natural Gas
                                                                                             Oil            (Thousand
                                                                                          (Barrels)         Cubic Feet)
                                                                                 ---------------------------------------------------
December 31, 1993
     Proved reserves............................................................          1,445,990          3,672,779
     Proved developed reserves..................................................            385,196            776,744
                                                                                 ---------------------------------------------------

December 31, 1994
     Proved reserves............................................................          1,260,520          4,914,207
     Proved developed reserves..................................................            239,795            394,872
                                                                                 ---------------------------------------------------


     The changes in proved  reserves  for the year ended  December  31, 1994 and
1993 were as follows:
                                                                                                             Natural Gas
                                                                                              Oil             (Thousand
                                                                                           (Barrels)          Cubic Feet)
                                                                                 ---------------------------------------------------

Reserves at December 31, 1992...................................................            526,194          1,058,097

Purchase of minerals-in-place...................................................            584,188          2,420,765
Extensions and discoveries......................................................            326,685            122,530
Production......................................................................            (14,469)           (65,330)
Revisions of estimates..........................................................             23,392            136,717
                                                                                 ---------------------------------------------------
Reserves at December 31, 1993...................................................          1,445,990          3,672,779

Purchase of minerals-in-place...................................................            368,448          2,337,359
Production......................................................................            (41,835)           (88,176)
Revisions of estimates..........................................................           (512,083)        (1,007,755)
                                                                                 ---------------------------------------------------
Reserves at December 31, 1994...................................................          1,260,520          4,914,207
                                                                                 ---------------------------------------------------

                                       54

                      MAGNUM PETROLEUM, INC. AND SUBSIDIARY
          SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES
                                   (UNAUDITED)


The aggregate amounts of capitalized costs relating to oil and gas producing activities and the related accumulated depreciation, depletion and impairment as of December 31, 1994 and 1993 were as follows:


                                                                               1994               1993
                                                                        ------------------------------------------------------------
Unproved oil and gas properties........................................    $       700,344       $        -
Proved properties......................................................          7,932,496          5,662,666
                                                                        ------------------------------------------------------------
Gross Capitalized Costs................................................          8,632,840          5,662,666

Accumulated depreciation, depletion and impairment.....................         (1,499,095)        (1,257,760)
                                                                        ------------------------------------------------------------
Net Capitalized Costs..................................................    $     7,133,745       $  4,404,906
                                                                        ============================================================

Costs incurred in oil and gas producing activities, both capitalized and expensed, during the years ended December 31, 1994 and 1993 were as follows:

                                                                               1994               1993
                                                                        ------------------------------------------------------------
Property acquisition costs
     Proved properties.................................................     $    1,737,543    $       972,884
     Unproved properties...............................................                 -                  -
Development costs......................................................            791,144            193,487
                                                                        ------------------------------------------------------------
Total Costs Incurred...................................................     $    2,528,687     $    1,166,371
                                                                        ============================================================

Results of operations from oil and gas producing activities for the years ended December 31, 1994 and 1993 were as follows:

                                                                               1994               1993
                                                                        ------------------------------------------------------------
Oil and gas production revenue.........................................    $       729,478    $       308,524
Disposal services revenue..............................................             19,205             22,443
Production costs.......................................................           (287,382)          (173,287)
Depreciation and depletion ............................................           (243,180)          ( 85,809)
                                                                        ------------------------------------------------------------
Net Loss From Oil and Gas Producing Activities.........................    $       218,121   $         71,871
                                                                        ============================================================

                      MAGNUM PETROLEUM, INC. AND SUBSIDIARY
          SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES
                                   (UNAUDITED)




The standardized measure of discounted estimated future net cash flows related to proved oil and gas reserves at December 31, 1994 and 1993 were as follows:

                                                                                     1994                1993
                                                                           ---------------------------------------------------------
Future cash inflows....................................................... $       25,900,669   $     24,213,585
Future development and production costs...................................        (10,011,434)       (10,388,656)
Future income taxes.......................................................         (3,679,963)        (3,085,058)
                                                                           ---------------------------------------------------------
Future Net Cash Flows.....................................................         12,209,272         10,739,871
10% annual discount.......................................................         (5,974,156)        (4,209,218)
                                                                           ---------------------------------------------------------
Standardized Measure of Discounted Future Net Cash Flows.................. $        6,235,116   $      6,530,653
                                                                           =========================================================

The primary changes in the standardized measure of discounted estimated future net cash flows for the years ended December 31, 1994 and 1993 were as follows:

                                                                                     1994                1993
                                                                           ---------------------------------------------------------
Purchases of minerals-in-place............................................ $        2,736,310   $      5,091,353
Extensions, discoveries and improved recovery, less related costs.........            162,944            957,433
Sales of oil and gas produced, net of production costs....................           (300,517)          (157,789)
Development costs incurred during the period..............................            467,192            193,487
Revision of prior estimates:
     Net change in price and production costs.............................         (1,297,839)        (1,554,138)
     Change in future development costs...................................            223,617            (74,161)
     Change in quantity estimates.........................................         (2,981,078)            25,308
Accretion of discount.....................................................          1,289,466            920,870
Net change in income taxes................................................           (594,905)        (1,945,188)
                                                                           ---------------------------------------------------------
Net Change................................................................ $         (294,830)  $      3,457,175
                                                                           =========================================================


Estimated future cash inflows are computed by applying year-end prices of oil and gas to year-end quantities of proved reserves. Estimated future development and production costs are determined by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. Estimated future income tax expense is calculated by applying year-end statutory tax rates to estimated future pre-tax net cash flows related to proved oil and gas reserves, less the tax basis of the properties involved.

Variances in future prices and costs are unpredictable and the leases for such estimates may vary significantly. Accordingly, management believes that the usefulness of these projections is limited.

                                       56


                                       57

